                                                                     EXHIBIT 2.1







================================================================================

                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER


                                 BY AND BETWEEN


                           MAHASKA INVESTMENT COMPANY



                                       AND



                            MIDWEST BANCSHARES, INC.




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

                                TABLE OF CONTENTS

ARTICLE I                  THE MERGER.............................................................................1

       Section 1.1.        Merger and the Surviving Corporation...................................................1
       Section 1.2.        Conversion of Stock....................................................................3
       Section 1.3.        Intentionally Omitted..................................................................4
       Section 1.4.        Intentionally Omitted..................................................................5
       Section 1.5.        Adjustments for Dilution and Other Matters.............................................5
       Section 1.6.        Conversion of Dissenting Company Stock.................................................5
       Section 1.7.        Exchange Procedure.....................................................................5
       Section 1.8.        Withholding Rights.....................................................................6

ARTICLE II                 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY..............................7

       Section 2.1.        Organization of the Company............................................................7
       Section 2.2.        Company Stock..........................................................................7
       Section 2.3.        Company Subsidiaries...................................................................8
       Section 2.4.        Corporate Authorization................................................................9
       Section 2.5.        Financial Statements Previously Delivered..............................................9
       Section 2.6.        Financial Statements to Be Delivered..................................................10
       Section 2.7.        Documents Other Than Financial Statements Previously Delivered........................10
       Section 2.8.        Undisclosed Liabilities...............................................................11
       Section 2.9.        Title to Properties; Leases; Violations; Environmental Matters........................11
       Section 2.10.       Governmental Regulation...............................................................13
       Section 2.11.       Litigation............................................................................15
       Section 2.12.       Taxes.................................................................................16
       Section 2.13.       Contracts.............................................................................16
       Section 2.14.       Insurance.............................................................................17
       Section 2.15.       Minute Books..........................................................................17
       Section 2.16.       Employee Benefit Plan Matters.........................................................18
       Section 2.17.       Powers of Attorney....................................................................20
       Section 2.18.       Conduct of Business Since December 31, 1997...........................................20
       Section 2.19.       Conduct of Business Pending Merger....................................................20
       Section 2.20.       Oral Commitments......................................................................22
       Section 2.21.       Loans.................................................................................22
       Section 2.22.       Derivative Transactions...............................................................23
       Section 2.23.       Fiduciary Responsibilities............................................................23
       Section 2.24        No Broker's or Finder's Fee...........................................................23
       Section 2.25.       Other Acquisition Proposals...........................................................24
       Section 2.26.       [Intentionally Omitted]...............................................................24
       Section 2.27.       Union Relations.......................................................................24
       Section 2.28.       Patents, Trademarks, Etc..............................................................24
       Section 2.29.       Takeover Laws Not Applicable..........................................................25
       Section 2.30.       Material Interests of Certain Persons.................................................25







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
       Section 2.31.       Disclosure; Information in the Proxy Statement/Prospectus.............................25
       Section 2.32.       Year 2000 Compliant...................................................................26
       Section 2.33.       No Company Investment in Mahaska Common Stock.........................................26
       Section 2.34.       Board Recommendation..................................................................26
       Section 2.35.       Vote Required.........................................................................26
       Section 2.36.       Shareholder Appraisal Rights..........................................................26

ARTICLE III                REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MAHASKA.................................27

       Section 3.1.        Organization of Mahaska...............................................................27
       Section 3.2.        Mahaska Stock.........................................................................27
       Section 3.3.        Corporate Authorization...............................................................28
       Section 3.4.        Financial Statements Previously Delivered.............................................28
       Section 3.5.        Governmental Regulation...............................................................29
       Section 3.6.        Disclosure; Information in the Proxy Statement/Prospectus.............................30
       Section 3.7.        No Mahaska Investment in the Company's Common Stock...................................30
       Section 3.8.        Board Recommendation..................................................................30
       Section 3.9.        Vote Required.........................................................................30
       Section 3.10.       Undisclosed Liabilities...............................................................30
       Section 3.11.       Environmental Matters.................................................................31
       Section 3.12.       Governmental Regulation...............................................................31
       Section 3.12.       Litigation............................................................................33
       Section 3.14.       Loans.................................................................................33
       Section 3.15.       Derivative Transactions...............................................................34
       Section 3.16.       Takeover Laws Not Applicable..........................................................34
       Section 3.17.       Year 2000 Compliant...................................................................34

ARTICLE IV                 ADDITIONAL AGREEMENTS.................................................................35

       Section 4.1.        Regulatory Approvals..................................................................35
       Section 4.2.        Meeting of the Company's Shareholders.................................................35
       Section 4.3.        Cooperation in Registration of Mahaska Common Stock...................................35
       Section 4.4.        Meeting of Mahaska Shareholders.......................................................36
       Section 4.5.        Registration and Listing of Mahaska Common Stock......................................36
       Section 4.6.        Cooperation in Preparation of Proxy Statement/Prospectus..............................36
       Section 4.7.        Pooling of Interests Opinion and Tax Opinion..........................................36
       Section 4.8.        Access and Information................................................................36
       Section 4.9.        Lists of Company Stockholders.........................................................37
       Section 4.10.       Continuing Effect of Representations and Warranties...................................37
       Section 4.11.       Current Information...................................................................37
       Section 4.12.       Termination Payment...................................................................38
       Section 4.13.       Reasonable Efforts....................................................................39
       Section 4.14.       Letter of Company's Accountants.......................................................39
       Section 4.15.       Letter of Mahaska's Accountants.......................................................39
       Section 4.16.       Affiliates............................................................................40
       Section 4.17.       Company Accruals and Reserves.........................................................40


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
       Section 4.18.       Benefit Plans.........................................................................41
       Section 4.19.       Directors' and Officers' Indemnification Insurance....................................42
       Section 4.20.       Dividend Coordination.................................................................42
       Section 4.21.       Access and Information................................................................42
       Section 4.22.       Current Information...................................................................43

ARTICLE V                  CONDITIONS PRECEDENT TO OBLIGATIONS OF MAHASKA AND THE COMPANY........................43

       Section 5.1.        Company Stockholder Approval..........................................................43
       Section 5.2.        Regulatory Approvals and Legal Requirements...........................................43
       Section 5.3.        Securities Act Registration, Blue Sky Registration or Exemption and
                               Nasdaq Listing....................................................................43
       Section 5.4.        Pooling of Interests Opinion and Tax Opinion..........................................44

ARTICLE VI                 CONDITIONS PRECEDENT TO OBLIGATION OF MAHASKA.........................................44

       Section 6.1.        Representations, Warranties and Covenants.............................................44
       Section 6.2.        Adverse Changes.......................................................................44
       Section 6.3.        Litigation............................................................................44
       Section 6.4.        Additional Due Diligence Period.......................................................44
       Section 6.5.        Dissenting Company Stock..............................................................45
       Section 6.6.        Accountants' Letters..................................................................45
       Section 6.7.        Environmental Assessments.............................................................45
       Section 6.8.        Opinion of the Company's Counsel......................................................45
       Section 6.9.        Legal Matters.........................................................................45
       Section 6.10.       Updated Disclosure Statement..........................................................45
       Section 6.11.       Nonperformance and Materially Impaired Assets.........................................46
       Section 6.12.       Employment Agreements.................................................................46
       Section 6.13.       Affiliate Agreements..................................................................46
       Section 6.14.       Fairness Opinion......................................................................46
       Section 6.15.       Company Costs Paid....................................................................46

ARTICLE VII                CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.....................................46

       Section 7.1.        Representations, Warranties and Covenants.............................................46
       Section 7.2.        Opinion of Counsel to Mahaska.........................................................47
       Section 7.3.        Accountants' Letters..................................................................47
       Section 7.4.        Legal Matters.........................................................................47
       Section 7.5.        Reserved..............................................................................47
       Section 7.6.        Fairness Opinion......................................................................47
       Section 7.7.        Adverse Changes.......................................................................47
       Section 7.8.        Litigation............................................................................47

ARTICLE VIII               CLOSING...............................................................................47

       Section 8.1.        Date, Time and Place of Closing.......................................................47



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
       Section 8.2.        Deliveries of Documents...............................................................48
       Section 8.3.        Merger to Be Made Effective...........................................................48

ARTICLE IX                 AMENDMENT AND TERMINATION.............................................................48

       Section 9.1.        Amendment.............................................................................48
       Section 9.2.        Termination...........................................................................48

ARTICLE X                  GENERAL PROVISIONS....................................................................50

       Section 10.1.       Survival of Representations, Warranties and Agreements................................50
       Section 10.2.       Notices...............................................................................50
       Section 10.3.       Expenses and Certain Required Accruals................................................51
       Section 10.4.       Further Assurances....................................................................51
       Section 10.5.       Publicity.............................................................................51
       Section 10.6.       Waivers...............................................................................52
       Section 10.7.       Entire Agreement and Binding Effect...................................................52
       Section 10.8.       Governing Law.........................................................................52
       Section 10.9.       Consent to Jurisdiction...............................................................52
       Section 10.10.      Counterparts..........................................................................52
       Section 10.11.      Captions..............................................................................52

EXHIBITS

A      --    Delaware Certificate of Merger
B      --    Iowa Articles of Merger
C      --    Opinion of Counsel to Company
D      --    Form of Employment Agreement For Each of William D. Hassel and
               Robert D. Maschmann
E      --    Opinion of Counsel to Mahaska

                                    AGREEMENT
                                       AND
                                 PLAN OF MERGER

     THIS AGREEMENT is made and entered into as of the 2nd day of February, 1999, by and between MAHASKA INVESTMENT COMPANY, an Iowa corporation (hereinafter referred to as "Mahaska"), and MIDWEST BANCSHARES, INC., a Delaware corporation (hereinafter referred to as the "Company");


                                   WITNESSETH:

     WHEREAS, Mahaska is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (hereinafter referred to as the "BHC Act"); and

     WHEREAS, the Company is a unitary savings and loan holding company subject to oversight by the Office of Thrift Supervision (the "OTS"); and

     WHEREAS, the respective Boards of Directors of Mahaska and the Company have approved this Agreement providing for the merger (hereinafter referred to as the "Merger") of the Company into Mahaska in accordance with the terms hereof, and have determined that it is in the respective best interests of Mahaska and the Company and their respective stockholders that the Company should merge with and into Mahaska in accordance with the terms hereof; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall qualify for pooling of interests accounting treatment;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I


                                   THE MERGER

     Section 1.1. Merger and the Surviving Corporation. (a) Subject to the terms and conditions of this Agreement, the Company shall be merged with and into Mahaska (which shall be the surviving corporation in the Merger) in accordance with the Delaware General Corporation Law (the "Delaware Law") and the Iowa Business Corporation Act (the "Iowa Act"). The Merger shall become effective upon the filing with the respective Secretary of States of Delaware and Iowa of a properly executed certificate of merger and articles of merger with respect thereto in substantially the forms which are attached hereto as Exhibits A and B, respectively, and hereby made a part hereof (hereinafter referred to collectively as the "Certificates of Merger") or at such later time, if any, as may be agreed to by the parties hereto and specified in the Certificates of Merger. The time when the Merger shall become effective is hereinafter referred to as the "Effective Time." For purposes hereof, the term "Constituent Corporations" shall mean Mahaska and the Company and the term "Surviving Corporation" shall mean Mahaska as the corporation surviving in the Merger.

     (b) At the Effective Time, by virtue of the Merger, the separate existence of the Company shall cease and the Company shall be merged with and into Mahaska and all the rights, privileges, powers and franchises, as well of a public as of a private nature, of each of Mahaska and the Company and all property, real, personal and mixed, and all debts due on whatever account, including things in action, and all and every other interest of or belonging to or due to each of Mahaska and the Company shall be vested in the Surviving Corporation and shall be as effectually the property of the Surviving Corporation as they were of Mahaska and the Company without further act or deed, and the Surviving Corporation shall be responsible and liable for all the debts, liabilities and duties of each of Mahaska and the Company, all with the full effect provided for in the Delaware Law and Iowa Act. If at any time the Surviving Corporation shall determine or be advised that any further action is necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, title to any property or any rights of the Constituent Corporations or to carry out the purpose of this Agreement, the last acting officers and directors of the Company to the extent such persons are available, or the corresponding officers and directors of the Surviving Corporation, as the case may be, shall be authorized to take such action.

     (c) The articles of incorporation of Mahaska in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation at and after the Effective Time, until amended in accordance with the provisions thereof and with the Delaware Law and Iowa Act. The Surviving Corporation shall be governed by the laws of the State of Iowa. At the Effective Time, the Surviving Corporation shall be appointed to receive service of process from the State of Delaware.

     (d) The by-laws of Mahaska in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation at and after the Effective Time, until altered, amended or repealed as provided therein and in the certificate of incorporation of the Surviving Corporation.

     (e) The directors of Mahaska in office immediately prior to the Effective Time together with William D. Hassel, who shall be elected by the directors of Mahaska subject to their fiduciary duties, to fill an existing vacancy (for a term expiring at the annual meeting of shareholders of the Surviving Corporation in the year 2000) shall be the directors of the Surviving Corporation at and after the Effective Time, until their successors are elected in accordance with the by-laws of the Surviving Corporation. Subject to the fiduciary duties of the directors of Mahaska, Mahaska shall select and nominate Mr. Hassel as a director on its management slate of directors presented for approval to its shareholders at its annual meeting of shareholders in the year 2000 for a term of three years, and shall use its best efforts to cause him to be approved and elected.

         (f) The officers of Mahaska in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, holding the offices in the

Surviving Corporation which they held in Mahaska immediately prior thereto, until their successors are elected or appointed in accordance with the by-laws of the Surviving Corporation.

     Section 1.2. Conversion of Stock. Subject to the provisions of this Article I, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the capital stock of the Constituent Corporations shall be converted as follows:

     (a) Each share of the Common Stock, $5.00 par value, of Mahaska which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, remain outstanding as one share of Common Stock, $5.00 par value, of the Surviving Corporation.

     (b) Each share of the Common Stock, $5.00 par value, of Mahaska which is held in the treasury of Mahaska immediately prior to the Effective Time shall be converted into one share of Common Stock, $5.00 par value, of the Surviving Corporation held in the treasury of the Surviving Corporation.

     (c) Each share of Company Common Stock, if any, which is held in the treasury of the Company immediately prior to the Effective Time shall be cancelled.

     (d) Any options to acquire shares of Company Common Stock or securities convertible into, or exchangeable for, Company Common Stock, whether or not then exercisable shall at the Effective Time be converted into the right to acquire shares of the Surviving Corporation under the Mahaska Investment Company 1996 Stock Incentive Plan (the "Mahaska Plan"), provided, however, to the extent that the plan and agreements pursuant to which the options were granted are more favorable than the "Mahaska Plan," then the more favorable provisions of those will remain in effect. The right to receive Mahaska Common Stock upon the exercise of any such option to acquire Company Common Stock shall have a maximum aggregate exercise period of ten (10) years from the original granting date of such option to acquire shares of Company Common Stock. At all times after the Effective Time, Mahaska shall reserve for issuance such number of shares of Mahaska Common Stock as are necessary so as to permit the exercise of options to acquire shares of Company Common Stock in the manner contemplated herein and the instruments pursuant to which such options were granted or issued. Mahaska shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of the referenced options and for the sale of the shares received by the person making such exercise at and after the Effective Time and Mahaska shall continue to make such filings thereafter as may be necessary to permit the continued exercise of the referenced options and the sale of shares received upon such exercise.

     (e) Subject to the provisions of Section 1.5 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Dissenting Company Stock (as such term is defined in Section 1.2(f) hereof), shall be converted into the right to receive one (1) share of Common Stock $5.00 par value, of the Surviving Corporation (hereinafter referred to as "Per Share Stock Consideration").

     (f) Each outstanding share of Company Common Stock as to which a written demand for appraisal is filed in accordance with Section 262 of the Delaware General Corporation Law at or prior to the Company Meeting (as such term is defined in Section 4.2 hereof) and not withdrawn at or prior to the Company Meeting and which is not voted in favor of the Merger shall not be converted into or represent a right to receive Mahaska Common Stock unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her Company Common Stock under said Section 262 at which time his or her shares shall be converted into Mahaska Common Stock as set forth in Section 1.2(e) hereof in accordance with Section 1.6 hereof. All such shares of Company Common Stock as to which such a written demand for appraisal is so filed and not withdrawn at or prior to the Company Meeting and which are not voted in favor of the Merger, except any such shares of Company Common Stock the holder of which, prior to the Effective Time, shall have effectively withdrawn or lost his or her right to appraisal and payment for his or her shares of Company Common Stock under said Section 262 of the Delaware Law, are hereinafter referred to as "Dissenting Company Stock." The Company shall give Mahaska prompt notice upon receipt by the Company of any written demands for appraisal rights, withdrawal of such demands, and any other written communications delivered to the Company pursuant to said Section 262 of the Delaware Law, and the Company shall give Mahaska the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of Mahaska, settle or offer to settle any such demands. Each holder of Company Common Stock who becomes entitled, pursuant to the provisions of said Section 262, to payment for his or her shares of Company Common Stock under the provisions of said Section 262 shall receive payment therefor from the Surviving Corporation and such shares of Company Common Stock shall be cancelled.

     (g) Each of the shares of capital stock of the Company held by Mahaska or any of its wholly-owned subsidiaries or the Company or any of its wholly-owned subsidiaries, other than shares held by Mahaska or any of its wholly-owned subsidiaries or the Company or any of its wholly-owned subsidiaries in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     (h) At the Effective Time, the stock transfer books of the Company shall be closed as to the holders of capital stock of the Company immediately prior to the Effective Time and no transfer of capital stock of the Company by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates which represented shares of Company Common Stock immediately prior to the Effective Time are properly presented in accordance with Section 1.7 hereof to the exchange agent, Illinois Stock Transfer Company (hereinafter referred to as the "Exchange Agent"), such certificates shall be cancelled and exchanged for certificates representing the number of whole shares of Mahaska Common Stock into which the Company Common Stock represented thereby was converted in the Merger. Any other provision of this Agreement notwithstanding, neither Mahaska, the Company, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Company Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.3. Intentionally Omitted.

     Section 1.4. Intentionally Omitted.

     Section 1.5. Adjustments for Dilution and Other Matters. If at the Effective Time the Company shall have outstanding more shares of Company Common Stock than are contemplated to be outstanding by the representation and warranty contained in Section 2.2 hereof after giving effect to the exercise of all options described in Section 2.2(a)(iii), then, at Mahaska's election and notwithstanding other provisions hereof and without limiting any of its other rights hereunder, the Per Share Stock Consideration shall be appropriately adjusted downward. In the event Mahaska changes (or establishes a record date for changing) the number of shares of Mahaska Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to outstanding Mahaska Common Stock and the record date thereof shall occur prior to the Effective Time, the Per Share Stock Consideration shall be proportionately adjusted. Such adjusted Per Share Stock Consideration shall be utilized for adjusting the number of shares of Mahaska Common Stock that may be acquired upon the exercise of options pursuant to Section 1.2(d) and adjusting the corresponding exercise price per share. If such adjustment results in any holder of Company Common Stock being entitled to a fractional share interest upon the exchange of all of such holder's Company Common Stock of Mahaska Common Stock, Mahaska or the Exchange Agent shall pay cash in lieu of such fractional share interest based upon the closing price for Mahaska Common Stock on the last trading day preceding the Effective Time.

     Section 1.6. Conversion of Dissenting Company Stock. If prior to the Effective Time any stockholder of the Company shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her shares of Dissenting Company Stock under Section 262 of the Delaware Law, the Dissenting Company Stock of such holder shall be treated for purposes of this Article I like any other shares of outstanding Company Common Stock. If after the Effective Time any holder of Company Common Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting Company Stock under Section 262 of the Delaware Law, each share of Dissenting Company Stock of such holder shall be converted into the right to receive the Per Share Stock Consideration in accordance with the procedures and subject to the conditions, set forth in
Section 1.7 hereof.

     Section 1.7. Exchange Procedure. (a) At or prior to the Effective Time, Mahaska shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("Old Certificates"), for exchange in accordance with this
Article I, certificates representing the shares of Mahaska Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Time with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article I in exchange for outstanding shares of Mahaska Common Stock.

     (b) As promptly as practicable after the Effective Time, Mahaska, shall send or cause to be sent to each former holder of record of shares of Company Common Stock as of immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old

Certificates for the consideration set forth in this Article I. Mahaska shall cause the New Certificates into which shares of stockholder's Company Common Stock are converted on the Effective Time and/or any check in respect of any fractional share interests or dividends or distribution which such person shall be entitled to receive to be delivered to such stockholder upon delivery to and receipt by the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or indemnity reasonably satisfactory to Mahaska and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article I upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) Until surrendered for exchange in accordance with the provisions of this Section 1.7 hereof, each certificate theretofore representing shares of Company Common Stock (other than shares to be cancelled pursuant to Section 1.2(f) hereof) shall from and after the Effective Time represent for all purposes only the right to receive shares of Mahaska Common Stock as set forth in this Agreement. No dividends or other distributions with respect to Mahaska Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into the right to receive shares of such Mahaska Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 1.7. After becoming so entitled in accordance with this
Section 1.7, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Mahaska Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be paid to Mahaska. Any stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Mahaska for payment of the shares of Mahaska Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Mahaska Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     Section 1.8. Withholding Rights. Mahaska or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Mahaska or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Mahaska or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of

Company Common Stock in respect to which such deduction and withholding was made by Mahaska or the Exchange Agent.


                                   ARTICLE II


                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                 OF THE COMPANY

     As an inducement to Mahaska to enter into and perform this Agreement, the Company represents and warrants to, and agrees with, Mahaska as follows:

     Section 2.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and conduct its business and to enter into and perform this Agreement. The Company is duly authorized to transact business in, and is in good standing under the laws of, the State of Iowa. The character of the properties owned and leased by the Company and the nature of the business conducted by it do not require that the Company be qualified to do business in any other state or jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect upon the Company and the Company Subsidiaries. As used in this Agreement, "Material Adverse Effect" on a party hereto means any fact, condition, event, development or occurrence which, individually or when taken together with all other such facts, conditions, events, developments or occurrences, could reasonably be expected to have a material adverse effect on the financial condition, operating results or business of (unless specifically stated otherwise herein), such party and its subsidiaries, taken as a whole.

     Section 2.2. Company Stock. (a) The authorized capital stock of the Company consists of 2,000,000 shares of Common, $0.01 par value (hereinafter referred to as the "Company Common Stock"), and 500,000 shares of Preferred Stock, $0.01 par value of which as of the date hereof (i) 1,098,523 shares of Company Common Stock are issued and outstanding and no shares of Company Preferred Stock are issued and outstanding, (ii) 0 shares of Company Common Stock are held in the Company's treasury, and (iii) 20,950 options to purchase shares of Company Common Stock are outstanding.

     (b) All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable, were not issued in violation of the preemptive rights of any person, and were issued in full compliance with all applicable state and Federal laws.

     (c) Except for the 20,950 options outstanding as set forth in Section 2.2(a)(iii), there are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating the Company to issue any additional shares of Company Common Stock or any other capital stock of the Company, nor are there any securities, debts, obligations or rights outstanding which are convertible into or exchangeable for Company Common Stock or any other capital stock of the Company. There are no outstanding contracts, rights or other arrangements or commitments which would obligate the Company to purchase or redeem or otherwise acquire any Company Common Stock or any other equity security.

          Section 2.3. Company Subsidiaries. (a) Other than shares of stock in the Federal Home Loan Bank of Des Monies and marketable securities (the issuers of which shall not be deemed Company Subsidiaries), Schedule 2.3(a) attached hereto and hereby made a part hereof contains a list of each corporation, including Midwest Federal Savings and Loan Association of Eastern Iowa (the "Bank"), partnership, joint venture or other entity in which the Company has a direct or indirect equity ownership (hereinafter each of such corporations, partnerships and other entities is sometimes referred to individually as a "Company Subsidiary" and collectively as the "Company Subsidiaries"), a description of the legal nature of each Company Subsidiary, and the percentage equity ownership of the Company or any Company Subsidiaries in each Company Subsidiary and the legal nature of such ownership. Schedule 2.3(a) also contains a description of the capitalization of each of the Company Subsidiaries (including, without limitation, a listing of the authorized, issued and outstanding shares of capital stock of each Company Subsidiary).

         (b) Except as disclosed in Schedule 2.3(b) attached hereto and hereby made a part hereof, all of the capital stock of each Company Subsidiary is owned of record and beneficially by the Company or another Company Subsidiary.

          (c) Each of the Company Subsidiaries which is a financial institution is duly organized, and validly existing as an Iowa banking corporation or savings association under the laws of the State of Iowa or, if a national bank, or federal thrift or savings association, as a national banking, thrift or savings association under the laws of the United States. Each of the Company Subsidiaries which is not a financial institution is duly organized, validly existing and in good standing under the laws of its state of incorporation. All of the Company Subsidiaries have full corporate power and authority to own or lease their properties and carry on their businesses as now being conducted, and each is qualified to do business as a foreign corporation in each state where the character and location of its properties or the nature of the business conducted by it requires qualification. All necessary regulatory approvals for the acquisition and ownership by the Company of the capital stock of each of the Company Subsidiaries have been received by the Company. Each of the Company Subsidiaries has all consents, permits, franchises, licenses, concessions, authorities (including without limitation all easements, rights of way and similar authorities), authorizations and approvals of Federal, state and local governmental authorities and other persons and entities required in connection with the ownership and operation of its properties and the carrying on of its business as now being conducted, all of which are in full force and effect and no suspension or cancellation of any of which is threatened, except for those whose failure to obtain or maintain would not have a Material Adverse Effect on the Company, the Bank or the Surviving Corporation, other than consents, authorizations and approvals required relating to the transactions contemplated by this Agreement.

         (d) All shares of the issued and outstanding capital stock of each of the Company Subsidiaries are validly issued, fully paid and non-assessable, were not issued in violation of the preemptive rights of any person, and were issued in full compliance with all applicable state and Federal laws.

         (e) There are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating any Company Subsidiary to issue any additional shares of its capital stock, nor are there any securities, debts, obligations or rights outstanding which are convertible into or exchangeable for shares of its capital stock. There are not outstanding contracts, rights or other arrangements or commitments which would obligate any Company Subsidiary to purchase or redeem or otherwise acquire any shares of its capital stock or any other security.

         Section 2.4. Corporate Authorization. The execution, delivery and performance of this Agreement and the related documents have been duly and validly authorized and approved by the Board of Directors of the Company and, except as disclosed on Schedule 2.4 and for results and consequences that are not expected to have a Material Adverse Effect on the Company or the Bank, do not and will not violate or conflict with the certificate of incorporation or by-laws of the Company and do not and will not violate or conflict with or result in any material default, any acceleration of required performance or any loss of a material benefit under any note, bond, mortgage, indenture, lease, franchise, license, permit, approval, contract, agreement or other instrument or document or any order, writ, injunction, decree, judgment, statute, rule or regulation to which the Company or any Company Subsidiary is a party or subject or by which the Company or any Company Subsidiary is bound. No consent of any third party (other than the regulatory approvals referred to in Section 4.1 hereof and the shareholders approval referred to in Section 4.2 hereof) is necessary to enable the Company to consummate the transactions contemplated by this Agreement. The requisite vote of the shareholders of the Company to adopt this Agreement, as required by applicable law, is a vote in favor of such adoption by the holders of not less than a majority of the outstanding stock of the Company entitled to vote thereon, voting as a single class.

          Section 2.5. Financial Statements Previously Delivered. (a) The Company has furnished Mahaska with copies of the following financial statements:

                   (i) Audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 1995, 1996 and 1997, and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for each of the calendars years ended December 31, 1995, 1996 and 1997, together with the notes thereto, accompanied by the unqualified reports thereon of KPMG Peat Marwick, LLP, certified public accountants;

                  (ii) An unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 1998, together with a related consolidated statement of income for the three-month period then ended; and

                 (iii) Reports of condition of each of the Company Subsidiaries which is a financial institution as of December 31, 1995, 1996 and 1997, together with the related reports of income for the periods then ended, as included in the thrift financial reports of each of the Company Subsidiaries which is a financial institution as of said dates filed with any bank regulatory authority.

         (b) Each of the financial statements referred to in clauses (i) and
(ii) of paragraph (a) of this Section has been prepared in accordance with generally accepted accounting principles and practices consistently applied (except for the absence of footnotes and year end adjustments in the case of the unaudited financial statements as of and for the period ended September 30, 1998). Each of the financial statements referred to in clause
(iii) of paragraph (a) of this Section has been prepared in accordance with the applicable regulations and standards of the bank regulatory authority with which said financial statement was filed. Each of the financial statements referred to in paragraph (a) of this Section is true, correct and complete in all material respects and presents fairly the financial condition of the Company and the Company Subsidiaries on a consolidated basis, or, as the case may be, the financial condition of a Company Subsidiary, as of the date thereof or, as the case may be, the results of operations (on a consolidated basis, if applicable) for the period covered thereby.

          Section 2.6. Financial Statements to Be Delivered. (a) As soon as available, the Company will furnish Mahaska with copies of the following financial statements:

          (i) All financial statements of the Company or any Company Subsidiary as of any date, or for any period ending, after December 31, 1997, which shall be issued or distributed to shareholders, directors or management of the Company or any Company Subsidiary prior to the Effective Time; and

          (ii) Each thrift financial report of each Company Subsidiary which is a financial institution filed prior to the Effective Time with any regulatory authority for any period ending after December 31, 1997.

          (b) With respect to the financial statements furnished pursuant to clause (i) of paragraph (a) of this Section, each of them will have been prepared in accordance with generally accepted accounting principles and practices consistently applied (except for the absence of footnotes and year end adjustments in the case of unaudited financial statements). With respect to the financial statements contained in the thrift financial reports furnished pursuant to clause (ii) of paragraph (a) of this Section, each of them will have been prepared in accordance with the applicable regulations and standards of the regulatory authority with which said financial statements were filed. With respect to all financial statements furnished pursuant to paragraph (a) of this Section, each of them will be true, correct and complete in all material respects and will fairly present the financial condition of the Company and the Company Subsidiaries on a consolidated basis, or, as the case may be, the financial condition of a Company Subsidiary, as of the date thereof or, as the case may be, the results of operations (on a consolidated basis, if applicable) for the period covered thereby.

          Section 2.7. Documents Other Than Financial Statements Previously Delivered. The Company has, as part of the disclosure documents and information previously furnished by the Company to Mahaska (the "Disclosure Statement"), furnished Mahaska with true, correct and complete copies of the following documents:

          (a)       The certificate of incorporation and by-laws of the Company;

          (b) The certificate of incorporation, articles of incorporation, charter or articles of association, as the case may be, and by-laws of each Company Subsidiary;

          (c) All proxy statements, annual reports and other written materials furnished to the stockholders of the Company and the Company Subsidiaries since January 1, 1994; and

          (d) Each contract, agreement, instrument, lease, license, plan, arrangement and other document in which the Company or any Company Subsidiary is obligated to pay in a one year period in excess of Twenty-Five Thousand Dollars ($25,000.00) to which the Company or any Company Subsidiary is a party or subject and which is described or referred to in the Disclosure Statement.

          Section 2.8. Undisclosed Liabilities. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with generally accepted accounting principles ("Liabilities") have, in the case of the Company and the Company Subsidiaries, been so reflected, disclosed or reserved against in the Company's audited financial statements as of December 31, 1997 or in the notes thereto (the "1997 Balance Sheet"), and the Company and the Company Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1997 in the ordinary course of business or (b) as disclosed on Schedule 2.8.

          Section 2.9. Title to Properties; Leases; Violations; Environmental Matters. (a) Without limiting any other provision of this Agreement, each of the Company and the Company Subsidiaries is the owner of good and marketable title to all real property and good title to all other property and assets, tangible and intangible, which it claims or otherwise purports to own (including, without limitation, all of its assets reflected on the 1997 Balance Sheet or purported to have been acquired by it since the date thereof), free and clear of any mortgages, liens, pledges, security interests, licenses, charges, restrictions on transfer or other encumbrances, except for (i) in the case of the Company Subsidiaries which are financial institutions, pledges and liens given to secure deposits and other banking liabilities arising in the ordinary course of business, (ii) liens for current taxes not yet due and payable, (iii) properties, interests and assets sold or otherwise disposed of after December 31, 1997, in the ordinary course of business, and (iv) as to real estate, imperfections of title and easements and encumbrances, if any, that do not materially detract from the value of the respective assets subject thereto or interfere with the current use thereof and that do not materially impair the operations of the Company or any of the Company Subsidiaries as currently conducted. Except as disclosed on Schedule 2.9 hereto, there is no property or assets, tangible or intangible, real, personal or mixed (for which the Company is obligated to pay in excess of five thousand dollars per year for each such personal or intangible property or asset or in excess of $25,000 per year for each such real property), which are used by the Company or any Company Subsidiaries in the conduct of their business which are not owned by the Company or the Company Subsidiaries, free and clear of any mortgages, liens, pledges, security interests, licenses, charges, restrictions on transfer or other encumbrances.

          (b) Each lease under which the Company or any Company Subsidiary is the lessee of any real or personal property is in full force and effect, and the lessee under each such lease has been in peaceable possession of the property covered thereby since the commencement of the original term of such lease. No waiver, indulgence or postponement of the lessee's obligations under any such lease has been granted by the lessor thereunder, or of such lessor's obligations thereunder by such lessee. Neither the lessee nor, to the best of the Company's knowledge and belief, the lessor under each such lease has violated in any material respect any of the terms or conditions thereof, and all of the covenants to be performed by the lessee and, to the best of the Company's knowledge and belief, the lessor under each such lease have been fully performed in all material respects.

          (c) During the last five years, neither the Company nor any Company Subsidiary has received notice of any violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to its operations or property; to the knowledge of the Company, no such violation presently exists; and, to the knowledge of the Company, all buildings and other structures owned, leased, occupied, operated or used by the Company and the Company Subsidiaries conform to all applicable ordinances, codes and regulations.

          (d) Except as disclosed on Schedule 2.9(d), no Hazardous Materials (as such term is hereinafter defined) have been located in or on any of the real property owned or used by the Company or any Company Subsidiaries (hereinafter referred to collectively as the "Company Real Property") or have been released into the environment, or discharged, emitted, placed or disposed of at, on, under or by the Company Real Property, and the Company Real Property and the operations of the Company and the Company Subsidiaries thereon have complied in all respects with any applicable Environmental Laws (as such term is hereinafter defined), and any applicable law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Materials. None of the Company Real Property is a facility at which there has been a release of Hazardous Materials that exceeds or violates any applicable or relevant and appropriate Environmental Laws. Except as disclosed in the Disclosure Statement, there exist no underground storage tanks, landfills, or land disposal or dumps on the Company Real Property. None of the Company Real Property is discharging oil or poses a substantial threat of a discharge of oil, within the meaning of the Oil Pollution Act of 1990. As used herein, the term "Hazardous Materials" shall mean any substance or material which is regulated by any local governmental authority, the State of Iowa or the United States Government, as an environmental pollutant or dangerous to public health, public welfare or the natural environment (including, without limitation, protection of non-human forms of life, land, surface water, groundwater and air) including, but not limited to, any material or substance which is (i) defined as "toxic," "polluting," "hazardous waste," "hazardous material," "hazardous substance," extremely hazardous waste" or "restricted hazardous waste" under any provision of local, State of Iowa or Federal law; (ii) petroleum; (iii) asbestos; (iv) polychlorinated biphenyls; (v) radioactive material; (vi) designated as a "hazardous substance" pursuant to the Clean Water Act, 33 U.S.C. ss.1321; (vii) defined or designated as a "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. (42 U.S.C. ss.6903);
(viii) defined or designated as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq. (42 U.S.C. ss.9601) (hereinafter referred to as "CERCLA"); (ix) defined or designated as a chemical substance under the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; (x) defined or designated as a pesticide under the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.135 et seq.; or (xi) crude oil or any fraction thereof or oil. As used herein, the term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all Federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders, decrees and guidance documents regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

          (e) Except as disclosed on the Schedule 2.9(e) hereto no real property occupied, owned, operated, leased or used by the Company or any Company Subsidiary, or in which any Company Subsidiary holds a beneficial interest, whether as owner, mortgagee or otherwise, including (without limitation) as a holder of a collateral assignment of a beneficial interest in a land trust, constitutes a hazardous substance disposal site listed pursuant to Section 455B.426 of the Iowa Code, the use or transfer of which is restricted under
Section 455B.430 of the Iowa Code.

          (f) Prior to the Effective Time, the Company will furnish to Mahaska, at the sole cost and expense of Mahaska a written report, addressed to Mahaska, of an environmental assessment of four (4) identified parcels of real property occupied and owned by the Company or the Bank which Mahaska may designate, prepared by an engineering firm or other qualified expert satisfactory to Mahaska in a manner consistent with generally accepted engineering practices and procedures and dated as of a date not more than 60 days prior to the day of the Effective Time (hereinafter referred to as the "Environmental Assessments"). Each Environmental Assessment shall demonstrate that (i) appropriate inquiry was made into the previous ownership and uses of such parcel, consistent with good commercial and customary practice in an effort to minimize liability, which takes into account the "innocent landowner" provision of CERCLA, and (ii) the parcels it covers and all improvements thereon do not contain asbestos, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which, in Mahaska's reasonable judgement, requires remediation and/or cleanup that may have a total cost in excess of two hundred fifty thousand dollars ($250,000).

          (g) With respect to the four (4) parcels identified in Section 2.09(f) hereinabove, (a) except as disclosed on Schedule 2.9(g) hereto, such parcels and all improvements thereon are not now being used, and, to the knowledge of the Company, have never been used, for any activity involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances, (b) such parcels and the improvements, if any, thereon, are not, and, to the knowledge of the Company, have not been, the subject of any past, existing or threatened investigation, proceeding or inquiry concerning environmental matters, (c) except as disclosed on Schedule 2.9(g) hereto, no notice or submission concerning environmental matters has been during the period owned or occupied by the Company or a Company Subsidiary (limited to the past twenty (20) years), or to the knowledge of the Company, should be, given with respect to such parcels or any improvement thereon, and (d) neither the Company nor any Company Subsidiary is subject to, or covered by, the requirements of Title III of the Superfund Amendments and Reauthorization Act of 1986, as amended.

          Section 2.10. Governmental Regulation. (a) Each of the Company and the Company Subsidiaries holds all consents, licenses, certificates, permits, authorizations, approvals, franchises and rights of Federal, state, local and other public authorities and other persons and entities required in connection with the ownership and operation of its properties and the carrying on of its business as now being conducted, all of which are now in full force and effect, and between the date hereof and the Effective Time, the Company will use its best efforts to, and will cause each Company Subsidiary to use its best efforts to, maintain all such consents, licenses, certificates, permits, authorizations, approvals, franchises and rights in full force and effect. The Company shall promptly notify Mahaska of the loss or threat of loss of any such consent, license, certificate, permit, authorization, approval, franchise or right. Neither the Company nor any Company Subsidiary which is a financial institution is a party or subject to any agreement with, or directive or order issued by, the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Comptroller of the Currency, the Office of Thrift Supervision (the "OTS"), the Superintendent of Banking of the State of Iowa Division of Banking (the "Superintendent") or any other regulatory authority, which imposes any restrictions or requirements not applicable generally to savings and loan holding companies (in the case of the Company) or financial institutions (in the case of the Company Subsidiaries which are financial institutions), with respect to the conduct of its business. Each of the Company and the Company Subsidiaries has conducted its business so as to comply in all material respects with all applicable Federal, state and local statutes, regulations, ordinances and rules, including (without limitation) applicable banking laws, Federal and state securities laws, and laws and regulations concerning minimum capital requirements, truth-in-lending, usury, fair credit reporting, fair lending and equal credit opportunity, currency reporting, community reinvestment, Internal Revenue Service information reporting and back-up withholding, consumer protection, occupational safety, employee benefit plans, environmental matters, fair employment practices and fair labor standards. Except as disclosed on
Schedule 2.10 hereto, since December 31, 1994, neither the Company nor any of the Company Subsidiaries has received from any governmental or regulatory authority any written requirement, recommendation or suggestion of a material nature concerning their capital structure, loan policies or portfolio, or other banking or business practices or procedures that has not been resolved to the reasonable satisfaction of such regulatory authority.

         (b) The Company is duly registered as a savings and loan holding company subject to oversight by the OTS. The Company is not a bank holding company subject to the "Bank Holding Company Act of 1956".

         (c) The Company and each Company Subsidiary which is a financial institution are in full compliance with applicable minimum capital requirements prescribed by the OTS and any other regulatory authority having regulatory jurisdiction over the Company or such Company Subsidiary, as the case may be, and each such Company Subsidiary is "adequately capitalized" or "well capitalized" within the meanings of such terms as used in Section 38(b) of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and the applicable regulations promulgated thereunder.

         (d) Except as set forth on Schedule 2.10(d), the deposits of each Company Subsidiary which is a financial institution are insured by the FDIC in accordance with the FDI Act and the rules and regulations of the FDIC adopted thereunder.

         (e) As part of the Disclosure Statement, the Company has previously furnished to Mahaska copies of (i) the Company's Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB since December 31, 1994, in each case as filed with the Securities and Exchange Commission (hereinafter referred to as the "SEC"), (ii) each proxy statement relating to any meeting of the Company's shareholders (whether annual or special) which has been held since December 31, 1994, (iii) the annual reports to the Company's shareholders and quarterly reports to the Company's shareholders since December 31, 1994, (iv) the Company's annual reports on Form Hb-11 and quarterly updates, if any, since December 31, 1994, each as filed with the OTS, (v) each thrift financial report of condition and income filed by the Company and each Company Subsidiary with any supervisory authority since December 31, 1994, (vi) all other reports or registration statements filed by the Company or any Company Subsidiary with the SEC or the OTS since December 31, 1994, and (vii) all other documents incorporated by reference in whole or in part in the foregoing (the documents referred to in (i) through (vii), including all amendments and supplements thereto and all financial statements and notes contained therein, are hereinafter collectively referred to as the "Reports"). The Reports, as of the respective times of filing thereof with the SEC, the OTS or any other regulatory authority, as the case may be, complied as to form and substance with all material requirements of the laws, rules and regulations applicable thereto and did not include any untrue or misleading statement of or with respect to a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since December 31, 1994, the Company and each of the Company Subsidiaries have filed all reports and registration statements required to be filed by each of them with the SEC, the OTS or any other regulatory authority in accordance with all material requirements of the laws, rules and regulations applicable thereto except where the failure to so file such reports and registration statements will not have a material effect on the Company, the Surviving Corporation or any Company Subsidiary. From and after the date hereof until the Effective Time, concurrently with the filing thereof with any regulatory agency or the mailing thereof to the shareholders of the Company, as the case may be, the Company will deliver to Mahaska copies of any of the Reports not previously filed or mailed as aforesaid prior to the date hereof.

         (f) The Company Common Stock is duly registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"). The Company has previously furnished, or will promptly furnish upon receipt, to Mahaska copies of any Statements on Schedule 13D, 13G, 14B or 14D-1 and Forms 3, 4 and 5 under the Exchange Act and any amendments to any such statements or forms received by the Company or known by it to have been filed with the SEC with respect to the ownership of, or solicitation of proxies in connection with, any of the Company Common Stock.

        Section 2.11. Litigation. Except as disclosed on Schedule 2.11 hereto, there are no legal, arbitration, quasi-judicial or administrative proceedings of any kind or nature pending or, to the best of the Company's knowledge and belief, threatened, affecting or involving the Company or any of the Company Subsidiaries or any of their respective properties or any of the Company Stock or the capital stock of any of the Company Subsidiaries, which may have a Material Adverse Effect on the Company, the Surviving Corporation or the Bank, and there has been no material default on the part of the Company or any of the Company Subsidiaries with respect to any judgment, order, writ, injunction, decree, award, rule or regulation issued in any legal, quasi-judicial or administrative proceeding. Schedule 2.11 hereto sets forth a description of all material litigation, arbitration or quasi-judicial or administrative proceedings to which the Company or any Company Subsidiary was a party at any time since December 31, 1994.

        Section 2.12. Taxes. Each of the Company and the Company Subsidiaries has timely filed, either separately or as a member of a consolidated group of corporations, with appropriate Federal, state, county and local governmental agencies, all tax returns and reports required to be filed, and each such return and report is complete and accurate in all material respects. Each of the Company and the Company Subsidiaries has paid, or has set up an adequate reserve for the payment of, all taxes and assessments of every kind and description whatsoever (including, without limitation, interest and penalties) shown as owing on such returns and reports or otherwise due and owing by it. Proper and accurate amounts have been withheld for the payment of taxes by the Company and the Company Subsidiaries from the compensation payable to their respective employees for all periods ending prior to the date hereof in full compliance with the tax withholding provisions of all laws applicable to the Company and the Company Subsidiaries. There are included in the 1997 Balance Sheet adequate reserves in accordance with GAAP, for the payment of all Federal, state, county and local taxes of the Company and the Company Subsidiaries, including (without limitation) interest and penalties (if any), whether or not disputed, which were accrued but unpaid through the date thereof. On the date of this Agreement and at all times during the period between such date and the Effective Time, there are, and will be, established on the books of the Company and the Company Subsidiaries adequate reserves in accordance with generally accepted accounting principles, for the payment of all such Federal, state, county and local taxes, including interest and penalties (if any), whether or not disputed, which are from time to time accrued but unpaid. Neither the Company nor any of the Company Subsidiaries has executed or filed with the Internal Revenue Service or any other governmental agency any agreement extending or waiving the period for assessment or collection of any tax, nor is the Company or any of the Company Subsidiaries a party to any action or proceeding by any governmental agency for assessment or collection of taxes, nor is there any claim for assessment or collection of taxes pending against the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has during the past ten years received any notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other governmental agency with respect to any Federal, state, county or local taxes. No Federal, state, county or local income tax return of the Company or any of the Company Subsidiaries is currently the subject of any audit by the Internal Revenue Service or any other governmental agency; no material deficiencies were asserted as a result of any past examinations of income tax returns which have not been resolved and fully paid. Except as set forth on Schedule 2.12 hereto, neither the Company nor any of the Company Subsidiaries is a party to any agreement providing for allocation or sharing of any taxes.

        Section 2.13. Contracts. (a) Except as disclosed on Schedule 2.13 hereto, neither the Company nor any of the Company Subsidiaries is a party to, subject to or bound by any (i) employment contract (including, without limitation, any collective bargaining contract or union agreement) which is not terminable by it without penalty or other liability upon 30 or fewer days' notice; (ii) employee stock option, bonus, deferred compensation, savings, profit sharing, severance pay, pension, retirement or group insurance plan or arrangement or other similar agreement, plan or arrangement; (iii) lease or license which requires an annual payment by the

Company or any Company Subsidiary in excess of Twenty-Five Thousand Dollars ($25,000) with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) agreement, contract, instrument or indenture relating to the borrowing of money; (v) guaranty of any obligation for borrowed money or otherwise, excluding (in the case of the Company Subsidiaries which are financial institutions) endorsements made for collection and guarantees made in the ordinary course of business; (vi) management or consulting agreement or other similar agreement or arrangement; (vii) agreement with any present or former officer, director or shareholder of the Company or any Company Subsidiary; or (viii) other contract, agreement or commitment, other than this Agreement, which is material to its business, operations, property, prospects or assets or to its condition, financial or otherwise, or which involves payments by or to it of more than a total of $50,000.00 in any one-year period, except (in the case of the Company Subsidiaries which are financial institutions) for deposit accounts and loan agreements between such Company Subsidiary and third parties involving commitments on the part of such Company Subsidiary to lend money in customary amounts in the ordinary course of such Company Subsidiary's business and letters of credit in customary amounts issued by a Company Subsidiary which is a financial institution to third parties in the ordinary course of such Company Subsidiary's business. Between the date hereof and the Effective Time, except in the ordinary course of business, without the prior written consent of Mahaska, the Company will not, and will cause the Company Subsidiaries not to, enter into or amend any contract, agreement, commitment, plan, arrangement or other instrument of any of the types referred to in clauses
(i) through (viii) of this paragraph.

         (b) Each of the Company and the Company Subsidiaries has performed all material obligations heretofore required to be performed by it and is not in material default under, and, to the best of the Company's knowledge and belief, no event has occurred which, with the lapse of time or action by a third party (other than the consummation of the transactions contemplated by this Agreement), could result in a material default by the Company or any Company Subsidiary under, any outstanding indenture, mortgage, deed of trust, contract, agreement, lease, license, instrument or other arrangement to which it is a party or subject or by which it is bound or under any provision of its certificate of incorporation, articles of incorporation, charter or articles of association, as the case may be, or by-laws.

         Section 2.14. Insurance. Each of the Company and the Company Subsidiaries has in effect the insurance coverage described on Schedule 2.14 hereto, which description contains the amount and types of coverage and the risks insured, and such coverage is with reputable insurers, insures against all risks normally insured against by thrift holding companies and thrift institutions, and is adequate (in amounts, types and risks insured) for the business conducted by it. All of the insurance policies referred to on Schedule
2.14 hereto are in full force and effect, neither the Company nor any of the Company Subsidiaries is in material default under any of such policies, and all material claims under such policies have been filed in due and timely fashion, except where the failure to file any such claim in a due and timely fashion would not have a material adverse effect on such claim.

        Section 2.15. Minute Books. The minute books of the Company and the Company Subsidiaries contain complete and accurate records, in all material respects, of all meetings and other corporate actions of their respective stockholders and directors.

          Section 2.16. Employee Benefit Plan Matters. (a) Except as set forth on Schedule 2.16 hereto, neither the Company nor any Company Subsidiary is a party to or participates in or has any material liability or contingent liability with respect to:

                   (i) Any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA")), including any "multiemployer plan" as defined in Section 3(37) of ERISA); or

                  (ii) Any retirement or deferred compensation plan, incentive compensation plan, stock option plan, stock plan, stock appreciation rights plan, phantom stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (hereinafter referred to collectively as "fringe benefit arrangements") for any employee, officer, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA).

         (b) A true and correct copy of each of the plans, arrangements and agreements listed on Schedule 2.16(b) hereto, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, has been delivered to Mahaska by the Company as part of the Disclosure Statement. In the case of any plan, arrangement or agreement which is not in written form, the Company has provided Mahaska with an accurate written description of such plan, arrangement or agreement as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, summary plan description and Internal Revenue Service determination letter with respect to each such plan or arrangement, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded plan arrangement or agreement has been provided to Mahaska by the Company, and there have been no material adverse changes in the financial condition of the respective plans from that stated in the annual reports and actuarial reports supplied.

         (c) As to all plans, arrangements and agreements listed on Schedule 2.16(b) hereto:

                   (i) All employee benefit plans and fringe benefit arrangements comply with, and have been administered in form and in operation, in all material respects, in compliance with, all requirements of law and regulation applicable thereto, except as set forth on Schedule 2.16(b) hereto, and neither the Company nor any Company Subsidiary has received any notice from any governmental agency questioning or challenging such compliance.

                  (ii) All employee pension benefit plans comply in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Code, except where such non-compliance would not result in material liability to such plans, the Company, the Surviving Corporation or any Company Subsidiary; there have been no amendments to such plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service and which would adversely affect the tax qualified status of any such plan; and no event has occurred which will or could give rise to disqualification of any such plan under such Sections or to a material tax liability under
         Section 511 of the Code.

                 (iii) Except as set forth on Schedule 2.16(c)(iii) hereto, none of the assets of any employee benefit plan are invested in employer securities or employer real property and no such plan has borrowed any sum which has not been repaid in full.

                 (iv) There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any employee benefit plan maintained by either the Company or any Company Subsidiary and for which the Company, the Surviving Corporation or any Company Subsidiary could be liable and neither the Company nor any Company Subsidiary has engaged in any prohibited transaction with respect to any employee benefit plan maintained by the Company or any Company Subsidiary.

                 (v) As to any employee pension benefit plan which is subject to Title IV of ERISA, there have been no "reportable events" for which reporting is not waived (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such plan.

                 (vi) There have been no acts or omissions by the Company or any Company Subsidiary which have given rise to or may give rise to any material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, for which the Company, the Surviving Corporation or any Company Subsidiary may be liable.

                 (vii) None of the payments contemplated by such plans, arrangements and agreements would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code.

                (viii) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best of the Company's knowledge and belief, threatened involving such plans or the assets of such plans, and, to the best of the Company's knowledge and belief, no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

                 (ix) All group health plans of the Company and the Company Subsidiaries (including any plans of current and former affiliates of the Company or any Company Subsidiary which must be taken into account under Section 4980B of the Code or Section 601 of ERISA) have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable.

                   (x) Consistent with generally accepted accounting principles and the accounting practices and procedures of the Company and the Company Subsidiaries, and without limiting any other provision of this Agreement, adequate liabilities for the unfunded present value of all obligations under such plans, arrangements and agreements, which have been actuarially determined, are reflected in the 1997 Balance Sheet and will be reflected on the books of the Company and the Company Subsidiaries at all times between the date hereof and the Effective Time.

          Section 2.17. Powers of Attorney. No power of attorney or similar authorization given by the Company or any of the Company Subsidiaries is currently outstanding.

        Section 2.18. Conduct of Business Since December 31, 1997. Since December 31, 1997, to the date hereof, except as disclosed on Schedule 2.18 hereto, neither the Company nor any Company Subsidiary has: (a) experienced any change in financial condition, assets, liabilities or business, except for changes in the ordinary course of business which, taken as a whole, have not been materially adverse; (b) except (in the case of the Company) as contemplated by this Agreement, conducted its business or entered into any transaction otherwise than in the ordinary course of business, or incurred or become subject to any liabilities or obligations except current liabilities routinely incurred in the ordinary course of business in customary amounts (indebtedness, other than deposits and FHLB advances accepted by Company Subsidiaries which are banks or savings and loans in the ordinary course of their business, maturing more than one year after its creation is not for purposes of this Agreement considered as being in the "ordinary course"); (c) sold or otherwise disposed of any of its investment securities; (d) mortgaged, pledged, or subjected to lien, charge or other encumbrance any of its assets, or sold or transferred any of such assets (other than its investment securities), except in the ordinary course of business; (e) other than pursuant to the exercise of options, issued, agreed to issue or sold any shares of its capital stock (whether authorized and unissued or held in the treasury) or debt obligations (other than deposits accepted by a Company Subsidiary which is a financial institution in the ordinary course of its business); (f) granted any options, warrants or other rights for the purchase or sale of its capital stock; (g) directly or indirectly purchased, redeemed or otherwise acquired or agreed to purchase, redeem or otherwise acquire any shares of its capital stock; (h) suffered the filing, or became aware of any basis for the institution of, any action, suit, proceeding or governmental investigation, which might have a Material Adverse Effect on it or the Surviving Corporation; (i) declared, agreed to declare, set apart for payment or paid any dividend or made any other distribution in respect of any shares of its capital stock, other than quarterly cash dividends; or (j) except (in the case of the Company) as contemplated by this Agreement, entered into any other material transaction other than in the ordinary course of business.

        Section 2.19. Conduct of Business Pending Merger. From and after the date hereof and until the Effective Time, except with the prior written consent of Mahaska, each of the Company and the Company Subsidiaries will: (a) maintain its property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty fully covered by insurance excepted; (b) maintain its books, accounts and records in accordance with generally accepted accounting principles and practices applied on a basis consistent with the audited financial statements of the Company and the Company Subsidiaries referred to in Section 2.5(a)(i) hereof; (c) use best efforts to comply with all laws applicable to the conduct of its business; (d) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and in all cases consistent with prudent banking practices, and not make any purchase or sale, except in a manner consistent with prior practice; (e) make no change in its certificate of incorporation, articles of incorporation, charter or articles of association, as the case may be, or by-laws; (f) use their best efforts to maintain and keep in full force and effect all fire and other insurance on property and assets, all liability insurance, and all bonds on personnel, presently carried by it and immediately provide written notice to Mahaska of a lapse thereof; (g) not buy, acquire, sell or otherwise dispose of any investment securities in any one transaction in excess of $2,000,000 or transactions in the aggregate of $5,000,000 in any one calendar month; (h) not sell, mortgage, subject to lien, pledge or encumber or otherwise dispose of any of its property and assets otherwise than in the ordinary course of business; (i) not redeem or otherwise acquire or agree to redeem or otherwise acquire any shares of its capital stock; (j) make no change in the number of shares of its capital stock issued and outstanding (other than pursuant to the exercise of outstanding options), and grant no option, warrant or similar right relating to any of its capital stock; (k) use its best efforts to preserve its business organization intact, to keep available the services of its present officers and employees and to preserve the goodwill of its customers and others having business relations with it; (l) not enter into any employment contract which is not terminable without penalty or other liability upon 30 or fewer days' notice, provided however, existing employment agreements may be renewed for up to a one year period so long as the aggregate term thereunder does not exceed three (3) years;
(m) not declare or pay any dividend nor make any other distribution in respect of any shares of its capital stock, except customary quarterly dividends not to exceed ten (10(cent)) per share; (n) not make any borrowings, except in the ordinary course of business (indebtedness, other than deposits and FHLB advances accepted by a Company Subsidiary which is a financial institution in the ordinary course of its business, maturing more than one year after its creation is not for purposes of this Agreement considered as being in the "ordinary course"); (o) not purchase or invest in securities or obligations having a maturity of more than five (5) years from the date of purchase; (p) not increase the hourly rates of pay of its employees or increase the fixed compensation payable to any of its officers or employees, except for such increases which are consistent with past salary review practices or as required by law; (q) not pay any bonus or commission, except in accordance with past practices; (r) except as otherwise contemplated by this Agreement, not establish or amend any "employee welfare benefit plan," "employee pension benefit plan," or "fringe benefit arrangements," referred to in Section 2.16 hereof, or any other plan or arrangement of a similar nature; (s) not extend credit or make advances to any customer of a Company Subsidiary which is a financial institution who is listed on such Company Subsidiary's problem or watch list or who has any outstanding loan, advance or other credit which is in default of payment of principal or interest or otherwise in material default, has been placed on non-accrual status or has been classified by such Company Subsidiary's examiners (regulatory or internal) as among "Other Loans Specifically Mentioned," or as "Substandard," "Doubtful" or "Loss," without Mahaska's prior written consent; (t) not extend credit or make advances in excess of $250,000 to new or existing customers; (u) not make any tax election or take any other action (including, but not limited to, change in depreciation methods, estimated payments, change in tax year, method of accounting, etc.) which could affect the Federal, state, county or local tax liability of the Company or any Company Subsidiary, without Mahaska's prior written consent; (v) not enter into any other material transaction other than in the ordinary course of business; and (w) not voluntarily and knowingly take any action in anticipation of the Merger which may have a Material Adverse Effect on the Company, the Surviving Corporation or the Bank.

        Section 2.20. Oral Commitments. Except as disclosed on Schedule 2.20 hereto, the records of the Company and the Company Subsidiaries contain accurate copies of all contracts, commitments or arrangements of a material nature and not reduced to writing, in which the Company or any Company Subsidiary has agreed: (a) to loan money, to extend credit, or to make other financial accommodations, to or for the benefit of another party; (b) to waive, release, modify, extend or defer the obligations, or terms thereof, of any other party to repay indebtedness owing to the Company or a Company Subsidiary; (c) to release, relinquish or discharge any guarantor, surety, or other party liable on any indebtedness owing to the Company or a Company Subsidiary; or (d) to release or surrender, in whole or in part, any collateral or rights securing the obligation of any party primarily or secondarily liable for repayment of indebtedness to the Company or a Company Subsidiary.

        Section 2.21. Loans. (a) The allowance for loan losses reflected on the 1997 Balance Sheet was, and such allowance reflected on each consolidated balance sheet of the Company and the Company Subsidiaries as of any date subsequent to the date hereof, which is required to be furnished by the Company to Mahaska pursuant to Section 2.6(a)(i) hereof will in the reasonable opinion of management of the Company be, in each case as of the date thereof, adequate in accordance with generally accepted accounting principles to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Company and the Company Subsidiaries and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Company and the Company Subsidiaries.

         (b) As of the date hereof, the aggregate amount of all Non-Performing and Materially Impaired Assets (as hereinafter defined) on the books of the Company and the Company Subsidiaries does not exceed 2.0% of the gross amount of all loans on the books of the Company and the Company Subsidiaries. "Nonperforming and Materially Impaired Assets" shall mean (i) loans, leases and other extensions of credit which are accounted for on a nonaccrual basis, (ii) assets constituting real estate acquired through foreclosure, including in-substance foreclosed real estate, (iii) loans which have been restructured and are required to be reported in accordance with OTS regulations and (iv) loans and leases (A) that are 90 days or more past due in payment of principal or interest, (B) with respect to which a reasonable doubt exists as to the timely collectibility thereof, (C) the interest rate terms of which have been reduced to below market rates by agreement subsequent to the agreement under which such loans or leases were originally created, (D) that are subject to a material breach or default by any obligor thereon, or (E) as to which any obligor thereon is subject to a pending bankruptcy, reorganization or similar proceeding.

         (c) Except as disclosed on Schedule 2.21(c) hereto, (i) each outstanding loan, lease or other extension of credit of the Company or any of the Company Subsidiaries is a legal, valid and binding obligation, is in full force and effect and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief; (ii) each of the Company and the Company Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (iii) all documents and agreements necessary for the Company or any of the Company Subsidiaries that is a party thereto to enforce such loan, lease or other extension of credit are in existence; (iv) to the knowledge of the Company no claims, counterclaims, set-off rights or other rights exist, nor do the grounds for any such claim, counterclaim, set-off right or other right exist, with respect to any such loans, leases or other extensions of credit which could impair the collectibility thereof; and (v) each such loan, lease and extension of credit has been, in all material respects, originated and serviced in accordance with the Company's or any Company Subsidiary's then applicable underwriting guidelines, the terms of the relevant credit documents and agreements and applicable laws and regulations.

         (d) Schedule 2.21(d) hereto lists all loan commitments exceeding $250,000 of the Company and the Company Subsidiaries outstanding as of the date hereof. Except as set forth on Schedule 2.21(d) hereto, as of the date hereof,
(i) there are no loans, leases, other extensions of credit or commitments to extend credit of the Company or any of the Company Subsidiaries that have been or, to the best of the Company's knowledge, should have been classified by the Company and the Company Subsidiaries as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification and (ii) there are no loans due to the Company or any of the Company Subsidiaries as to which any payment of principal, interest or any other amount is 30 days or more past due.

        Section 2.22. Derivative Transactions. Except as disclosed on Schedule
2.22 hereto, neither the Company nor any of the Company Subsidiaries has during the past three (3) years, is or shall engage in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments. As of the date hereof, none of the parties to any contract or agreement entered into by the Company or any Company Subsidiary with respect to any such instrument is in default with respect to such contract or agreement, and no such contract or agreement, were it to be a loan held by the Company or any of the Company Subsidiaries, would be classified as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss," or any comparable classification. The financial position of the Company and the Company Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of the Company and the Company Subsidiaries in accordance with generally accepted accounting principles consistently applied, and except as described on Schedule 2.22 hereto, there is no open exposure of the Company or any of the Company's Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single party).

        Section 2.23. Fiduciary Responsibilities. Schedule 2.23 hereto identifies each of the Company Subsidiaries that is performing, or has at any time performed any services as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver or other fiduciary and the nature of any such services. All such services have been performed by such Company Subsidiaries in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards.

         Section 2.24 No Broker's or Finder's Fee. Except for Charles Webb & Company as disclosed on Schedule 2.24 hereto, no agent, broker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or similar payment by the Company or any of the Company Subsidiaries in connection with this Agreement or the Merger.

        Section 2.25. Other Acquisition Proposals. From and after the date hereof and until the Effective Time, the Company and the Company Subsidiaries shall not, and each of them shall cause its directors, officers, employees and representatives not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of the Company Subsidiaries or any business combination with the Company or any of the Company Subsidiaries, other than as contemplated by this Agreement; provided, however, that the Board of Directors of the Company may take such action as in the opinion of its counsel may be appropriate to fulfill the directors' fiduciary obligations with respect to an unsolicited bona fide inquiry or proposal from another party. The Company shall promptly notify Mahaska of all such inquiries or proposals.

        Section 2.26.    [Intentionally Omitted].

        Section 2.27. Union Relations. No employees of the Company or any of the Company Subsidiaries are members of a collective bargaining unit of the Company or any of the Company Subsidiaries, and there have not been any, and there are no threatened or contemplated, attempts to organize for collective bargaining purposes any of the employees of the Company or any of the Company Subsidiaries.

        Section 2.28. Patents, Trademarks, Etc. Schedule 2.28 hereto sets forth all domestic and foreign letters patent, patents, patent applications, patent licenses, computer programs, proprietary software (not shelf software, which costs less than five thousand dollars ($5,000.00) per year), software licenses, microfiche, know-how licenses, copyrights, unpatented inventions, trademarks, service marks, trade names, trademarks and service mark registrations and applications, copyright registrations and applications and similar industrial, commercial or intellectual rights owned or applied for by the Company or the Company Subsidiaries or used in connection with the operation of the business of the Company or the Company Subsidiaries (hereinafter referred to as the "Company Intellectual Property"). Except as indicated on Schedule 2.28 hereto, there are no claims or demands of any person, firm or corporation pertaining to the Company Intellectual Property, and no proceedings have been instituted, or are pending or, to the best knowledge of the Company, threatened which challenge the rights of the Company or any of the Company Subsidiaries in respect thereof, and none of the Company Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope or the use thereof. To the best knowledge of the Company, neither the Company nor any of the Company Subsidiaries is infringing or violating, and during the past five (5) years has not infringed or violated, any adversely held patent, copyright, trademark, service mark, trade name or similar right, or engaged in any kind of unfair or unlawful competition or wrongfully used any confidential information or trade secrets or patentable inventions of any former employee of the Company or any of the Company Subsidiaries or any other person, firm or corporation. To the best knowledge of the Company, neither the Company nor any of the Company Subsidiaries is wrongfully using any such information nor does any of them have any knowledge of any patented device or application thereof which would materially and adversely affect any aspect of the business or operations of the Company, the Surviving Corporation or any Company Subsidiary. Except as set forth on Schedule 2.28 hereto, the Company and the Company Subsidiaries have the right and authority, and the Surviving Corporation and the Company Subsidiaries will have the right and authority from and after the Effective time to use all Company Intellectual Property as is necessary to enable them to conduct and to continue to conduct all phases of the business of the Company and the Company Subsidiaries in the manner presently conducted by them, and such use, to the best knowledge of the Company, does not, and will not, conflict with, infringe on or violate any patent, copyright, trademark, service mark, trade name or any other rights of others.

        Section 2.29. Takeover Laws Not Applicable. The provisions of Section 203 of the Delaware Law will not apply to this Agreement, the Merger or the transactions contemplated hereby and thereby. The Company has taken all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from such Section 203 and any other applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

        Section 2.30. Material Interests of Certain Persons. Except as disclosed on Schedule 2.30 hereto, no officer or director of the Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of the Company Subsidiaries.

        Section 2.31. Disclosure; Information in the Proxy Statement/Prospectus. No representation or warranty by the Company in this Agreement and no statement contained in any certificate furnished or to be furnished by the Company to Mahaska pursuant to the provisions of this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it is made, in order to make the statements herein or therein not misleading. Any written information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and which is included or incorporated by reference therein shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC, at the time of the Mahaska shareholders' meeting (the "Mahaska Meeting", as described in Section 4.4 hereof), at the time of the Company's shareholders meeting (the "Company Meeting", as described in Section 4.2 hereof), and at the time the Proxy Statement/Prospectus becomes effective with the SEC as a registration statement, be false or misleading with respect to any material fact, omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Mahaska Meeting or the Company Meeting that has become materially false or misleading. If at any time prior to the Effective Time any event relating to any of the Company Subsidiaries or any of their respective directors or officers should be discovered by the Company which should be set forth in a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Mahaska in writing. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information to be contained in the Proxy

Statement/Prospectus other than information provided in writing by the Company specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus. For purposes of this Section and this Agreement, "Proxy Statement/Prospectus" means the joint proxy which constitutes (i) a proxy statement to be delivered to Mahaska's shareholders in connection with the Mahaska Meeting, (ii) a registration statement on Form S-4 to be filed by Mahaska with the SEC to register the Mahaska Common Stock that will be received by the shareholders of the Company in the Merger pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and (iii) a joint proxy statement and prospectus to be delivered to the Company's shareholders in connection with the Mahaska Common Stock and the Company Meeting with respect to the Merger.

        Section 2.32. Year 2000 Compliant. At Mahaska's request, the Company will furnish to Mahaska a true, correct and complete copy of any internal investigations, memorandum, budget plans, forecasts or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies and facilities of the Company and its Subsidiaries and their vendors. The Company and its Subsidiaries are in compliance in all material respects with the Year 2000 guidelines of the Federal Financial Institutions Examination Counsel as set forth in its Interagency Statement dated May 5, 1997. Neither the Company nor any of the Company Subsidiaries will receive a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority. The Company has disclosed to Mahaska a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

        Section 2.33. No Company Investment in Mahaska Common Stock. Neither the Company nor the Company Subsidiaries has acquired or is the beneficial owner of any Mahaska Common Stock.

        Section 2.34. Board Recommendation. The Board of Directors of the Company has, by resolutions duly adopted by the requisite vote of directors present at a meeting of such Board duly called and held on February 2, 1999, determined that the Merger in accordance with the terms of this Agreement is fair and in the best interests of its shareholders, and will recommend that the shareholders of the Company adopt this Agreement subject to its fiduciary obligations.

        Section 2.35. Vote Required. The adoption of this Agreement by holders of [a majority of the outstanding shares] of the Company's Common Stock is the only vote of the holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby.

        Section 2.36. Shareholder Appraisal Rights. The Company shall not settle or compromise any claim for shareholder appraisal rights in respect of the Merger prior to the Effective Time without the prior written consent of Mahaska.

                                   ARTICLE III


              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MAHASKA

         As an inducement to the Company to enter into and perform this Agreement, Mahaska represents and warrants to, and agrees with, the Company as follows:

         Section 3.1. Organization of Mahaska. Mahaska is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, with full corporate power and authority to own its property and conduct its business and to enter into and perform this Agreement. Mahaska is duly authorized to transact business in, and is in good standing under the laws of, the State of Iowa. The character of the properties owned and leased by Mahaska and the nature of the business conducted by it do not require that Mahaska be qualified to do business in any other state or jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect on Mahaska.

         Section 3.2. Mahaska Stock. (a) As of the date of this Agreement, the authorized capital stock of Mahaska consists of 20,000,000 shares of Common Stock, $5.00 par value, of which 3,636,345 shares of such Common Stock are issued and outstanding and 171,156 shares of such Common Stock are held in Mahaska's treasury.

         (b) Prior to the Effective Time, Mahaska has an adequate number of Common Stock to make the issuances contemplated hereby.

         (c) The shares of Mahaska Common Stock to be issued in the Merger pursuant to this Agreement (including any shares to be issued pursuant to the exercise of any Company options which, by virtue of the Merger, will be converted into the right to acquire Mahaska Common Stock) will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

         (d) Each subsidiary of Mahaska (the "Mahaska Subsidiaries") which is a financial institution is duly organized, and validly existing as an Iowa banking corporation or savings association under the laws of the State of Iowa or, if a national bank, or federal thrift or savings association, as a national banking, thrift or savings association under the laws of the United States. Each of the Mahaska Subsidiaries which is not a financial institution is duly organized, validly existing and in good standing under the laws of its state of incorporation. All of the Mahaska Subsidiaries have full corporate power and authority to own or lease their properties and carry on their businesses as now being conducted, and each is qualified to do business as a foreign corporation in each state where the character and location of its properties or the nature of the business conducted by it requires qualification. All necessary regulatory approvals for the acquisition and ownership by Mahaska of the capital stock of each of the Mahaska Subsidiaries have been received by Mahaska. Each of the Mahaska Subsidiaries has all consents, permits, franchises, licenses, concessions, authorities (including without limitation all easements, rights of way and similar authorities), authorizations and approvals of Federal, state and local governmental authorities and other persons and entities required in connection with the ownership and operation of its properties and the carrying on of its business as now being conducted, all of which are in full force and effect and no suspension or cancellation of any of which is threatened, except for those whose failure to obtain or maintain would not have a Material Adverse Effect on Mahaska, other than consents, authorizations and approvals required relating to the transactions contemplated by this Agreement.

         (e) All shares of the issued and outstanding capital stock of each of the Mahaska Subsidiaries are validly issued, fully paid and non-assessable, were not issued in violation of the preemptive rights of any person, and were issued in full compliance with all applicable state and Federal laws.

         (f) There are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating any Mahaska Subsidiary to issue any additional shares of its capital stock, nor are there any securities, debts, obligations or rights outstanding which are convertible into or exchangeable for shares of its capital stock. There are not outstanding contracts, rights or other arrangements or commitments which would obligate any Mahaska Subsidiary to purchase or redeem or otherwise acquire any shares of its capital stock or any other security.

         Section 3.3. Corporate Authorization. The execution, delivery and performance of this Agreement and the related documents have been duly and validly authorized and approved by the Board of Directors of Mahaska and, do not and will not violate or conflict with the articles of incorporation or by-laws of Mahaska and do not and will not violate or conflict with or result in any material default, any acceleration of required performance or any loss of a material benefit under any note, bond, mortgage, indenture, lease, franchise, license, permit, approval, contract, agreement or other instrument or document or any order, writ, injunction, decree, judgment, statute, rule or regulation to which Mahaska or any Mahaska Subsidiary is a party or subject or by which Mahaska or any Mahaska Subsidiary is a party (other than the regulatory approvals referred to in Section 4.1 hereof, the approval of the Agreement and the Merger by Mahaska's shareholders is necessary to consummate the Merger.

         Section 3.4. Financial Statements Previously Delivered. (a) As soon as available, Mahaska will furnish to the Company copies of the following financial statements:

                   (i) All financial statements of Mahaska and the Mahaska Subsidiaries as of any date, or for any period ending, after December 31, 1997, which shall be issued or distributed to shareholders, directors or management of Mahaska and its financial institution subsidiaries prior to the Effective Time; and

                  (ii) An unaudited consolidated balance sheet of Mahaska and its subsidiaries as of September 30, 1998, together with a related statement of profit and loss for the three-month period then ended.

         (b) Each of the financial statements referred to in paragraph (a) of this Section has been prepared in accordance with generally accepted accounting principles and practices consistently applied (except for the absence of footnotes and year end adjustments in the case of the unaudited financial statements as of and for the period ended September 30, 1998). Each of the financial statements referred to in paragraph (a) of this Section is true, correct and complete in all material respects and presents fairly the financial condition of Mahaska and the Mahaska Subsidiaries on a consolidated basis, or, as the case may be, the financial condition of a Company Subsidiary, as of the date thereof or, as the case may be, the results of operations (on a consolidated basis, if applicable) for the period covered thereby

         Section 3.5. Governmental Regulation. (a) Each of Mahaska and its subsidiaries holds all consents, licenses, certificates, permits, authorizations, approvals, franchises and rights of Federal, state, local and other public authorities and other persons and entities required in connection with the ownership and operation of its properties and the carrying on of its business as now being conducted, all of which are now in full force and effect, and between the date hereof and the Effective Time, Mahaska will, and will cause each of its subsidiaries to, maintain all such consents, licenses, certificates, permits, authorizations, approvals, franchises and rights in full force and effect. Each of Mahaska and its subsidiaries has conducted its business so as to comply in all material respects with all applicable Federal, state and local statutes, regulations, ordinances and rules, including (without limitation) applicable banking laws, Federal and state securities laws, and laws and regulations concerning minimum capital requirements, truth-in-lending, usury, fair credit reporting, fair lending and equal credit opportunity, currency reporting, community reinvestment, Internal Revenue Service information reporting and back-up withholding, consumer protection, occupational safety, employee benefit plans, environmental matters, fair employment practices and fair labor standards. Since December 31, 1994, neither Mahaska nor any of Mahaska's Subsidiaries has received from any governmental or regulatory authority any written requirement, recommendation or suggestion of a material nature concerning their capital structure, loan policies or portfolio, or other banking or business practices or procedures that has not been resolved to the reasonable satisfaction of such regulatory authority.

         (b) Mahaska is duly registered as a bank holding company pursuant to the BHC Act and as a savings and loan holding company with the OTS.

         (c) Mahaska has previously furnished to the Company copies of (i) Mahaska's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q since December 31, 1994, in each case as filed with the SEC, (ii) the Company's annual reports on Form Y-6 and quarterly reports on Form Y-9 since December 31, 1994, each as filed with the FRB, and (iii) all other documents incorporated by reference in whole or in part in the foregoing (the documents referred to in (i) through (iii), including all amendments and supplements thereto and all financial statements and notes contained therein, are hereinafter collectively referred to as the "Reports"). The Reports, as of the respective times of filing thereof with the SEC or the FRB, as the case may be, complied as to form and substance with all material requirements of the laws, rules and regulations applicable thereto and did not include any untrue or misleading statement of or with respect to a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since December 31, 1994, Mahaska and each of Mahaska's Subsidiaries have filed all reports and registration statements required to be filed by each of them with the SEC, the FRB or any other regulatory authority in accordance with all material requirements of the laws, rules and regulations applicable thereto except where the failure to so file such reports and registration statements will not have a Material Adverse Effect on Mahaska, any Mahaska Subsidiary that is a financial institution or the consummation of the transactions contemplated by this Agreement. From and after the date hereof until the Effective Time, concurrently with the filing thereof with any regulatory agency or the mailing thereof to the shareholders of Mahaska, as the case may be, Mahaska will deliver to the Company copies of any of the reports not previously filed or mailed as aforesaid prior to the date hereof.

         Section 3.6. Disclosure; Information in the Proxy Statement/Prospectus. No representation or warranty by Mahaska in this Agreement and no statement contained in any certificate furnished or to be furnished by Mahaska to the Company pursuant to the provisions of this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it is made, in order to make the statements herein or therein not misleading. Any written information supplied by Mahaska specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and which is included or incorporated by reference therein shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC, at the time of the Mahaska Meeting, at the time of the Company Meeting, and at the time the Proxy Statement/Prospectus becomes effective with the SEC as a registration statement, be false or misleading with respect to any material fact, omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Mahaska Meeting or the Company Meeting that has become materially false or misleading. If at any time prior to the Effective Time any event relating to Mahaska or its directors or officers should be discovered by Mahaska which should be set forth in a supplement to the Proxy Statement/Prospectus, Mahaska shall promptly inform the Company in writing. Notwithstanding the foregoing, Mahaska makes no representation or warranty with respect to any information to be contained in the Proxy Statement/Prospectus which is provided in writing by the Company specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

         Section 3.7. No Mahaska Investment in the Company's Common Stock. Mahaska has not acquired or is the beneficial owner of any of the Company's Common Stock.

         Section 3.8. Board Recommendation. The Board of Directors of Mahaska has, by resolutions duly adopted by the requisite vote of directors present at a meeting of such Board duly called and held on February 2, 1999, determined that the Merger in accordance with the terms of this Agreement is fair and in the best interests of its shareholders and will recommend, subject to their fiduciary duties, that the shareholders of Mahaska approve the Merger and ratify this Agreement.

         Section 3.9. Vote Required. The approval of the Merger by holders of a majority of the outstanding shares of Mahaska Common Stock is the only vote of the holders of any class or series of the capital stock of Mahaska required to approve this Agreement, the Merger and the other transactions contemplated hereby.

        Section 3.10. Undisclosed Liabilities. All Liabilities have, in the case of Mahaska and the Mahaska Subsidiaries, been disclosed or reserved against in Mahaska's audited financial statements as of December 31, 1997 or in the notes thereto (the "Mahaska 1997 Balance Sheet"), and Mahaska and the Mahaska Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1997 in the ordinary course of business or (b) as disclosed on Schedule 3.10.

        Section 3.11. Environmental Matters. (a) Except as disclosed on Schedule 3.11(a), to the best of Mahaska's knowledge, no Hazardous Materials have been located in or on any of the real property owned or used by Mahaska or any Mahaska Subsidiaries (hereinafter referred to collectively as the "Mahaska Real Property") or have been released into the environment, or discharged, emitted, placed or disposed of at, on, under or by the Mahaska Real Property, and the Mahaska Real Property and the operations of Mahaska and the Mahaska Subsidiaries thereon have complied in all respects with any applicable Environmental Laws, and any applicable law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Materials. None of the Mahaska Real Property is a facility at which there has been a release of Hazardous Materials that exceeds or violates any applicable or relevant and appropriate Environmental Laws. Except as disclosed in the Disclosure Statement, there exist no underground storage tanks, landfills, or land disposal or dumps on the Mahaska Real Property. None of the Mahaska Real Property is discharging oil or poses a substantial threat of a discharge of oil, within the meaning of the Oil Pollution Act of 1990.

         (b) Except as disclosed on the Schedule 3.11(b) hereto no real property occupied, owned, operated, leased or used by Mahaska or any Mahaska Subsidiary, or in which any Mahaska Subsidiary holds a beneficial interest, whether as owner, mortgagee or otherwise, including (without limitation) as a holder of a collateral assignment of a beneficial interest in a land trust, constitutes a hazardous substance disposal site listed pursuant to Section 455B.426 of the Iowa Code, the use or transfer of which is restricted under Section 455B.430 of the Iowa Code.

        Section 3.12. Governmental Regulations. (a) Each of Mahaska and the Mahaska Subsidiaries holds all consents, licenses, certificates, permits, authorizations, approvals, franchises and rights of Federal, state, local and other public authorities and other persons and entities required in connection with the ownership and operation of its properties and the carrying on of its business as now being conducted, all of which are now in full force and effect, and between the date hereof and the Effective Time, Mahaska will use its best efforts to, and will cause each Mahaska Subsidiary to use its best efforts to, maintain all such consents, licenses, certificates, permits, authorizations, approvals, franchises and rights in full force and effect. Mahaska shall promptly notify the Company of the loss or threat of loss of any such consent, license, certificate, permit, authorization, approval, franchise or right. Neither Mahaska nor any Mahaska Subsidiary which is a financial institution is a party or subject to any agreement with, or directive or order issued by, the FRB, the FDIC, the Comptroller of the Currency, the OTS, the Superintendent or any other regulatory authority, which imposes any restrictions or requirements not applicable generally to bank holding companies (in the case of the Mahaska) or financial institutions (in the case of Mahaska Subsidiaries which are financial institutions), with respect to the conduct of its business. Each of Mahaska and the Mahaska Subsidiaries has conducted its business so as to comply in all material respects with all applicable Federal, state and local statutes, regulations, ordinances and rules, including (without limitation) applicable banking laws, Federal and state securities laws, and laws and regulations concerning minimum capital requirements, truth-in-lending, usury, fair credit reporting, fair lending and equal credit opportunity, currency reporting, community reinvestment, Internal Revenue Service information reporting and back-up withholding, consumer protection, occupational safety, employee benefit plans, environmental matters, fair employment practices and fair labor standards. Except as disclosed on
Schedule 3.12 hereto, since December 31, 1994, neither Mahaska nor any of the Mahaska Subsidiaries has received from any governmental or regulatory authority any written requirement, recommendation or suggestion of a material nature concerning their capital structure, loan policies or portfolio, or other banking or business practices or procedures that has not been resolved to the reasonable satisfaction of such regulatory authority.

         (b) Mahaska is a bank holding company subject to the "Bank Holding Company Act of 1956".

         (c) Mahaska and each Mahaska Subsidiary which is a financial institution are in full compliance with applicable minimum capital requirements prescribed by the FRB or FDIC and any other regulatory authority having regulatory jurisdiction over Mahaska or such Mahaska Subsidiary, as the case may be, and each such Mahaska Subsidiary is "adequately capitalized" or "well capitalized" within the meanings of such terms as used in Section 38(b) of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and the applicable regulations promulgated thereunder.

         (d) Except as set forth on Schedule 3.12(d), the deposits of each Mahaska Subsidiary which is a financial institution are insured by the FDIC in accordance with the FDI Act and the rules and regulations of the FDIC adopted thereunder.

         (e) Mahaska has previously furnished to the Company all requested copies of (i) Mahaska's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q since December 31, 1994, in each case as filed with the SEC, (ii) each proxy statement relating to any meeting of Mahaska's shareholders (whether annual or special) which has been held since December 31, 1994, (iii) the annual reports to Mahaska's shareholders and quarterly reports to Mahaska's shareholders since December 31, 1994, (iv) Mahaska's reports on Form FRY-6 and Form FRY-9 since December 31, 1994, each as filed with the FRB, (v) each financial report of condition and income filed by Mahaska and each Mahaska Subsidiary with any supervisory authority since December 31, 1994, (vi) all other reports or registration statements filed by Mahaska or any Mahaska Subsidiary with the SEC or the FRB since December 31, 1994, and (vii) all other documents incorporated by reference in whole or in part in the foregoing (the documents referred to in (i) through (vii), including all amendments and supplements thereto and all financial statements and notes contained therein, are hereinafter collectively referred to as the Mahaska Reports"). The Mahaska Reports, as of the respective times of filing thereof with the SEC, the FRB or any other regulatory authority, as the case may be, complied as to form and substance with all material requirements of the laws, rules and regulations applicable thereto and did not include any untrue or misleading statement of or with respect to a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since December 31, 1994, Mahaska and each of the Mahaska Subsidiaries have filed all reports and registration statements required to be filed by each of them with the SEC, the FRB or any other regulatory authority in accordance with all material requirements of the laws, rules and regulations applicable thereto except where the failure to so file such reports and registration statements will not have a material effect on Mahaska or any Mahaska Subsidiary. From and after the date hereof until the Effective Time, concurrently with the filing thereof with any regulatory agency or the mailing thereof to the shareholders of Mahaska, as the case may be, Mahaska will deliver to the Company copies of any of the Mahaska Reports not previously filed or mailed as aforesaid prior to the date hereof.

         (f) Mahaska Common Stock is duly registered under Section 12(g) of the Exchange Act. Mahaska has previously furnished, or will promptly furnish upon receipt, to the Company copies of any Statements on Schedule 13D, 13G, 14B or 14D-1 and Forms 3, 4 and 5 under the Exchange Act and any amendments to any such statements or forms received by Mahaska or known by it to have been filed with the SEC with respect to the ownership of, or solicitation of proxies in connection with, any of the Mahaska Common Stock.

        Section 3.13. Litigation. Except as disclosed on Schedule 3.13 hereto, there are no legal, arbitration, quasi-judicial or administrative proceedings of any kind or nature pending or, to the best of Mahaska's knowledge and belief, threatened, affecting or involving Mahaska or any of the Mahaska Subsidiaries or any of their respective properties or any of the Mahaska Stock or the capital stock of any of the Mahaska Subsidiaries, which may have a Material Adverse Effect on Mahaska, the Surviving Corporation or any of the Mahaska Subsidiaries, and there has been no material default on the part of Mahaska or any of the Mahaska Subsidiaries with respect to any judgment, order, writ, injunction, decree, award, rule or regulation issued in any legal, quasi-judicial or administrative proceeding. Schedule 3.13 hereto sets forth a description of all material litigation, arbitration or quasi-judicial or administrative proceedings to which Mahaska or any Mahaska Subsidiary was a party at any time since December 31, 1994.

        Section 3.14. Loans. (a) The allowance for loan losses reflected on the Mahaska 1997 Balance Sheet was, and such allowance reflected on each consolidated balance sheet of Mahaska and the Mahaska Subsidiaries as of any date subsequent to the date hereof, which is required to be furnished by Mahaska to the Company will in the reasonable opinion of management of Mahaska be, in each case as of the date thereof, adequate in accordance with generally accepted accounting principles to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of Mahaska and the Mahaska Subsidiaries and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Mahaska and the Mahaska Subsidiaries.

         (b) The aggregate amount of all Non-Performing and Materially Impaired Assets on the books of Mahaska and the Mahaska Subsidiaries does not exceed 2.0% of the gross amount of all loans on the books of Mahaska and the Mahaska Subsidiaries.

         (c) Except as disclosed on Schedule 3.14(c) hereto, (i) each outstanding loan, lease or other extension of credit of Mahaska or any of the Mahaska Subsidiaries is a legal, valid and binding obligation, is in full force and effect and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief; (ii) each of Mahaska and the Mahaska Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (iii) all documents and agreements necessary for Mahaska or any of the Mahaska Subsidiaries that is a party thereto to enforce such loan, lease or other extension of credit are in existence; (iv) to the knowledge of Mahaska no claims, counterclaims, set-off rights or other rights exist, nor do the grounds for any such claim, counterclaim, set-off right or other right exist, with respect to any such loans, leases or other extensions of credit which could impair the collectibility thereof; and (v) each such loan, lease and extension of credit has been, in all material respects, originated and serviced in accordance with Mahaska's or any Mahaska Subsidiary's then applicable underwriting guidelines, the terms of the relevant credit documents and agreements and applicable laws and regulations.

         (d) Schedule 3.14(d) hereto lists all loan commitments exceeding $250,000 of Mahaska and the Mahaska Subsidiaries outstanding as of the date hereof. Except as set forth on Schedule 3.14(d) hereto, as of the date hereof,
(i) there are no loans, leases, other extensions of credit or commitments to extend credit of Mahaska or any of the Mahaska Subsidiaries that have been or, to the best of Mahaska's knowledge, should have been classified by Mahaska and the Mahaska Subsidiaries as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification and (ii) there are no loans due to Mahaska or any of the Mahaska Subsidiaries as to which any payment of principal, interest or any other amount is 30 days or more past due.

        Section 3.15. Derivative Transactions. Except as disclosed on Schedule
3.15 hereto, neither Mahaska nor any of the Mahaska Subsidiaries has during the past three (3) years, is or shall engage in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments. As of the date hereof, none of the parties to any contract or agreement entered into by Mahaska or any Mahaska Subsidiary with respect to any such instrument is in default with respect to such contract or agreement, and no such contract or agreement, were it to be a loan held by Mahaska or any of the Mahaska Subsidiaries, would be classified as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss," or any comparable classification. The financial position of Mahaska and the Mahaska Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of Mahaska and the Mahaska Subsidiaries in accordance with generally accepted accounting principles consistently applied, and except as described on Schedule 3.15 hereto, there is no open exposure of Mahaska or any of the Mahaska's Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single party).

        Section 3.16. Takeover Laws Not Applicable. No anti-takeover provisions of the Iowa Act will apply to this Agreement, the Merger or the transactions contemplated hereby and thereby. Mahaska has taken all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

        Section 3.17. Year 2000 Compliant. Mahaska and its Subsidiaries are in compliance in all material respects with the Year 2000 guidelines of the Federal Financial Institutions Examination Counsel as set forth in its Interagency Statement dated May 5, 1997. Neither Mahaska nor any of the Mahaska Subsidiaries will receive a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority. Mahaska has disclosed to the Company a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.


                                   ARTICLE IV


                              ADDITIONAL AGREEMENTS

         Section 4.1. Regulatory Approvals. As promptly as practicable, Mahaska shall prepare and file, or cause to be prepared and filed, applications on its part and on the part of its affiliates for required approvals in connection with the Merger with the FRB pursuant to the BHC Act, the Superintendent, pursuant to the Iowa Banking Act, and the OTS, pursuant to the Home Owners' Loan Act of 1933, as amended ("HOLA"). The Company will, and will cause each Company Subsidiary to, cooperate fully in the preparation and submission of such applications, and without limiting the foregoing, the Company will promptly furnish Mahaska with any information relating to the Company or any of the Company Subsidiaries which is required under any applicable law or regulation, or by any regulatory or governmental authority, for inclusion in any such application. In the event of an adverse or unfavorable determination by any regulatory authority, or should the Merger be challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to defend any such action, or to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by Mahaska.

         Section 4.2. Meeting of the Company's Shareholders. As soon as practicable following the approval by the SEC of the Proxy Statement/Prospectus, the Company shall take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene a meeting of its shareholders (the "Company Meeting") promptly to consider and vote upon approval of the Merger and the ratification of this Agreement. The Company shall, subject to Section 2.25 hereof, use its reasonable efforts to solicit from the shareholders of the Company proxies in favor of such approval and ratification and take all other action reasonably necessary or, in the reasonable opinion of the Company, helpful to secure a vote of the shareholders of the Company in favor of the Merger and the ratification of this Agreement.

         Section 4.3. Cooperation in Registration of Mahaska Common Stock. The Company shall cooperate fully with Mahaska and shall furnish such information concerning the Company as Mahaska shall request in connection with the registration with the SEC by Mahaska of the Mahaska Common Stock and the preparation and filing with the SEC by Mahaska of the Proxy Statement/Prospectus in connection with the Mahaska Meeting. In addition, the Company shall obtain the consent of KPMG Peat Marwick LLP to the inclusion of such audited financial statements of the Company in the Proxy Statement/Prospectus as may be necessary or desirable, as determined by Mahaska.

         Section 4.4. Meeting of Mahaska Shareholders. As soon as practicable following the approval by the SEC of the Proxy Statement/Prospectus, Mahaska shall take all action necessary in accordance with the Iowa Business Corporation Act and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "Mahaska Meeting") promptly to consider and vote upon approval of the Merger, the ratification of this Agreement, and the approval of the issuance of the Mahaska Common Stock to the Company shareholders. Mahaska will use its reasonable efforts to solicit from the shareholders of Mahaska proxies in favor of such approvals and ratification and will take all other action reasonably necessary or, in the reasonable opinion of Mahaska, helpful to secure a vote of the shareholders of Mahaska in favor of the Merger, the ratification of this Agreement and the issuance of Mahaska Common Stock contemplated hereby and thereby.

         Section 4.5. Registration and Listing of Mahaska Common Stock. As soon as practicable after the date of this Agreement, Mahaska will file a registration statement on Form S-4 with the SEC under the Securities Act with respect to the offering, sale, and delivery of the shares of Mahaska Common Stock to be issued to the Company's shareholders pursuant to this Agreement; and Mahaska will use all reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to cause the shares of Mahaska Common Stock registered thereby to be duly quoted for trading on the Nasdaq National Market ("Nasdaq"). Mahaska shall also use all reasonable efforts to take any action required to be taken under state securities laws with respect to the Mahaska Common Stock.

         Section 4.6. Cooperation in Preparation of Proxy Statement/Prospectus. Mahaska shall cooperate fully with the Company and shall furnish such information concerning Mahaska as the Company shall request in connection with the preparation and filing with the SEC by the Company of the Proxy Statement/Prospectus in connection with the Company Meeting. In addition, Mahaska shall obtain the consent of KPMG Peat Marwick LLP to the inclusion of such audited financial statements of Mahaska in the Proxy Statement/Prospectus as may be necessary or desirable, as determined by Mahaska.

         Section 4.7. Pooling of Interests Opinion and Tax Opinion. As promptly as practicable, Mahaska shall receive the opinions referred to in Section 5.4 hereof. The Company shall cooperate in providing information and taking action if required or deemed appropriate by Mahaska and will, and will cause each Company Subsidiary to, cooperate fully in such request, and, without limiting the foregoing, the Company will promptly furnish Mahaska with any information relating to the Company or any of the Company Subsidiaries which is required or deemed appropriate by Mahaska for inclusion in such request.

         Section 4.8. Access and Information. The Company shall, and shall cause each Company Subsidiary to, afford to Mahaska, its directors, officers, employees, accountants, counsel and other representatives (hereinafter referred to as the "Mahaska Representatives") access, during the period from the date hereof to the Effective Time, to the properties, assets, books, contracts, returns, reports and records of the Company and the Company Subsidiaries, and the Company shall, and shall cause the Company Subsidiaries to, furnish to Mahaska such other information concerning the respective businesses, properties and personnel of the Company and each Company Subsidiary as Mahaska may reasonably request. Mahaska shall keep confidential, and shall cause the Mahaska Representatives to keep confidential, any such information so obtained from the Company and the Company Subsidiaries, including lists of the Company's stockholders furnished to Mahaska in accordance with the terms of Section 4.6 hereof; provided, however, that the foregoing restriction shall not apply to any such information which is or comes into the public domain otherwise than as a result of a breach of the provisions of this Section, was in the possession of Mahaska or any Mahaska Representative prior to the negotiations with the Company relating to this Agreement or at any time comes into the possession of Mahaska or any Mahaska Representative from third parties who have the right to disclose such information otherwise than in connection with this Agreement. In the event that this Agreement is terminated without the Merger having been consummated, Mahaska shall, and shall cause the Mahaska Representatives to, return promptly to the Company all such information, which was obtained by Mahaska in written form, in their possession.

         Section 4.9. Lists of Company Stockholders. Upon Mahaska's request from time to time, for the purpose of giving effect to the Merger as provided for herein, the Company shall deliver to Mahaska such lists of the holders of record of the outstanding Company Stock as of the respective dates which Mahaska shall designate, and the accuracy of each such list shall be certified by an authorized officer of the Company.

        Section 4.10. Continuing Effect of Representations and Warranties. Except as contemplated by this Agreement, each of the parties agrees not to knowingly enter into, or knowingly agree to enter into, any transaction or perform, or knowingly agree to perform, any act which would result in any of the representations or warranties on the part of such party not being true and correct in all material respects at and as of the time immediately after the occurrence of any such transaction or event or immediately before the Effective Time or that would be likely to cause any condition set forth in this Agreement not to be satisfied or otherwise jeopardize the consummation of the transactions contemplated hereby.

        Section 4.11. Current Information. During the period from the date hereof to the Effective Time, the Company will cause one or more of its representatives to confer on a regular and frequent basis with representatives of Mahaska and to report the general status of the ongoing operations of the Company and the Company Subsidiaries. The Company will promptly notify Mahaska of (i) any material change in the normal course of its business or the business of any of the Company Subsidiaries or in the operation of its properties or the properties of any of the Company Subsidiaries; (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entity; (iii) the institution or the threat of material litigation involving the Company or any of the Company Subsidiaries; or
(iv) any event or condition that might reasonably be expected to cause any of the Company's representations or warranties set forth herein not to be true and correct in all material respects, or cause the Company not to be in full compliance with any of its covenants set forth herein, as of the Effective Time. As used in the preceding sentence, "material litigation" shall mean any case, arbitration or other adversary proceeding or other matter which would have been required to be disclosed on Schedule 2.11 pursuant to Section 2.11 hereof if in existence on the date hereof or in respect of which the legal fees and other costs of the Company or any of the Company Subsidiaries might reasonably be expected to exceed $50,000.00 over the entire life of such matter. The Company shall also promptly notify Mahaska of any adverse development involving any matter disclosed on Schedule 2.11 in response to Section 2.11 hereof which shall occur after the date hereof and which might reasonably be expected to increase the financial exposure of the Company or any of the Company Subsidiaries thereof in an amount exceeding $50,000.00 and in any event the Company shall regularly advise Mahaska of significant changes in the status of any such matters.

        Section 4.12. Termination Payment. (a) If this Agreement is terminated pursuant to its terms, other than by both parties pursuant to Section 9.2(a)(i) hereof, by the Company or Mahaska pursuant to Section 9.2(a)(ii) hereof, by failure of Mahaska's shareholders' to approve the Merger for any reason or by the failure of the shareholders of the Company to adopt this Agreement where prior to the vote by the Company shareholders the Board of Directors of the Company maintains its favorable recommendation for shareholders to adopt this Agreement and there was no intervening public announced third party offer to acquire the Company or the Bank, by Mahaska pursuant to clause (B) or (D) of
Section 9.2(a)(iii), by the Company pursuant to Section 9.2(a)(iv) or by either party pursuant to Section 9.2(a)(v) hereof, and an Acquisition Event shall occur within 18 months after the date of such termination, the Company shall pay to Mahaska within two business days after the occurrence of such Acquisition Event, by wire transfer of immediately available Federal funds to such account as Mahaska shall designate, the greater of (i) $500,000.00 and (ii) an amount equal to the sum of (A) out-of-pocket expenses (and the allocated cost of its in-house legal and accounting departments) incurred by Mahaska in connection with the transactions contemplated hereby and (B) 2.5% of the Aggregate Value of the Acquisition Event.

         (b) For purposes of this Section 4.12, the "Aggregate Value" of any Acquisition Event shall be the sum of (i) the product of (A) the average consideration paid or payable per share of Company Common Stock in connection with such Acquisition Event and (B) the number of such shares of Company Common Stock outstanding immediately prior to such Acquisition Event plus (ii) the value of any consideration received or receivable by the Company in exchange for any shares of its capital stock or other securities in connection with such Acquisition Event.

         (c) For purposes of this Section 4.12, the term "Acquisition Event" shall mean any of the following: (i) any person or entity (other than Mahaska or a parent corporation or subsidiary thereof) shall have acquired pursuant to a tender offer or otherwise beneficial ownership of shares of the Company Common Stock representing 25% or more of the outstanding shares of the Company Common Stock; or (ii) the Company shall have entered into an agreement with any person or entity (other than Mahaska or a parent corporation or subsidiary thereof) to
(A) effect a merger, consolidation or similar transaction in which the Company or the Bank is the non-surviving entity, (B) sell, lease or otherwise dispose of assets of the Company or any Company Subsidiary representing 15% or more of the consolidated assets of the Company and the Company Subsidiaries, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of the Company or the Bank.

         (d) If the shareholders of Mahaska fail to approve the Merger for any reason after Mahaska has received an offer from a third party to purchase its stock or a substantial portion of its assets through tender offer, merger, or otherwise (the "Offer") and the Offer is approved by Mahaska's Board of Directors, Mahaska shall pay to the Company upon consummation of the transaction resulting from the Offer, the amount of $500,000 by wire transfer of immediately available federal funds to such account as the Company shall designate and also pay to any Company employees, the amounts that would otherwise be paid on the date of Closing (as defined herein) to such employees pursuant to the Employment Contracts referred to in Section 6.12 hereof.

         (e) If the Board of Directors of Mahaska fails to maintain its favorable recommendation of this Agreement and the Merger to the Mahaska shareholders or in any manner adversely changes such recommendation or withdraws such recommendation, and the shareholders of Mahaska fail to approve the Merger, and a Mahaska Acquisition Event (as hereinafter defined) shall occur within 18 months after the termination of this Agreement, Mahaska shall pay to the Company within two days after the occurrence of such Mahaska Acquisition Event, by wire transfer of immediately available federal funds to such account as the Company shall designate, the amount of $500,000 and Mahaska shall also pay on such date to any Company employees, the amounts that would have been paid on the date of Closing under this Agreement to such employees pursuant to Employment Contracts referred to in Section 6.12 hereof, "Mahaska Acquisition Event" shall have the same meaning as "Acquisition Event" except Mahaska shall be substituted for the Company and vice versa and a Mahaska Subsidiary that is a financial institution shall be substituted for the Bank.

         (f) In the event that a party hereto pursues any remedy against the other party hereto for damages under Section 9.2(b)(i), it shall not be entitled to any termination fee pursuant to the provisions of this Section 4.12.

        Section 4.13. Reasonable Efforts. Subject to Section 2.25 hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under and in compliance with applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable.

        Section 4.14. Letter of Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Mahaska letters of KPMG Peat Marwick LLP, the Company's independent auditors, dated a date within two business days before the date on which the Proxy Statement/Prospectus shall become effective and two business days before the Closing Date and addressed to Mahaska, in form and substance reasonably satisfactory to Mahaska, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the Proxy Statement/Prospectus.

        Section 4.15. Letter of Mahaska's Accountants. Mahaska shall use all reasonable efforts to cause to be delivered to the Company letters of KPMG Peat Marwick LLP, Mahaska's independent auditors, dated a date within two business days before the date on which the Proxy

Statement/Prospectus shall become effective and two business days before the Closing Date and addressed to the Company, in form and substance reasonably satisfactory to the Company, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the Proxy Statement/Prospectus.

        Section 4.16. Affiliates. As soon as practicable after the date of this Agreement, the Company shall deliver to Mahaska a letter, reviewed by its counsel, identifying all persons whom the Company believes to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying for pooling of interests accounting treatment for the Merger. The Company shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to Mahaska as soon as practicable thereafter, a Company Affiliate Agreement, providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of, or reduce risk with respect to, any shares of stock of the Company held by such person or any shares of Mahaska Common Stock to be received by such person in the Merger (i) during the period commencing 30 days prior to the Effective Time and ending at the time of publication of financial results covering at least 30 days of combined operations after the Merger and (ii) at any time, except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, the Company shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this
Section 4.16. Mahaska shall use all reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for qualifying the Merger for pooling-of-interests accounting treatment) of Mahaska, as soon as practicable after the date of this Agreement, execute and deliver a written agreement (a "Mahaska Affiliate Agreement"), under which such affiliate agrees not to sell, pledge, transfer, or otherwise dispose of, or reduce risk with respect to, his or her Mahaska Common Stock during any period that any such action would, under general accepted accounting principles or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests for accounting purposes. For the benefit of the affiliates of the Company, Mahaska shall publish at the earliest opportunity, but not later than sixty (60) days after the Effective Time, combined financial results covering the first thirty (30) days after the Effective Time so as to permit affiliates of the Company and Mahaska to sell shares of Mahaska Common Stock immediately after such publication under the rules applicable to pooling of interests accounting treatment.

        Section 4.17. Company Accruals and Reserves. Immediately prior to the Effective Time, the Company shall, to the extent consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the SEC and its staff, modify and change its loan, accrual and reserve policies and practices (including loan classifications, increase the Company's allowance for loan losses by $400,000.00 plus the "Year End Due Diligence Amount" over the amount set forth on the Disclosure Statement as of September 18, 1998, levels of other reserves and accruals and asset disposition strategies to (i) reflect Mahaska's plans with respect to the conduct of the Company's business following the Merger and (ii) make adequate provision for the costs and expenses relating thereto) so as to be applied consistently on a mutually satisfactory basis with those of Mahaska; provided, however, that the Company shall not be obligated to take in any respect any such action pursuant to this Section 4.17 unless and until Mahaska acknowledges that all conditions to its obligation to consummate the Merger have been satisfied.

        Section 4.18. Benefit Plans. (a) Prior to the Effective Time, the Company and each Company Subsidiary as the sponsoring employer under those employee welfare benefit plans, employee pension benefit plans, fringe benefit arrangements and all other benefit programs (collectively, the "Company Plans") with respect to which the Company or any of its Subsidiaries is a sponsoring employer immediately prior to the Effective Time, shall adopt resolutions to cancel and terminate all Company Plans except those set forth on Schedule 4.18(a), effective as of the Effective Time so long as vested rights and benefits are not disturbed. Except as set forth on Schedule 4.18(a) or expressly contemplated by a separate agreement entered into by the Company and Mahaska on the date hereof, each Company Plan shall be cancelled and terminated by the Company or an applicable Company Subsidiary prior to the Effective Time without any liability or obligation of Mahaska or its subsidiaries hereafter.

         (b) At or as promptly as practicable after the Effective Time, Mahaska shall provide, or cause an appropriate Mahaska Subsidiary to provide, as eligible in accordance with such plans, to each employee of the Company, and its wholly-owned Subsidiaries as of the Effective Time ("Company Employees") the opportunity to participate in each employee benefit and welfare plan (including but not limited to employee welfare benefit plans, employee pension benefit plans and fringe benefit arrangements) maintained by Mahaska or an appropriate Mahaska Subsidiary, whichever is applicable, for similarly-situated employees provided that with respect to such plans maintained by Mahaska or a Mahaska Subsidiary, whichever is applicable, Company Employees shall be given full credit for their service with the Company and its Subsidiaries in determining participation in, eligibility for and vesting in benefits thereunder, and only with respect to severance and vacation plans, accrual of benefits; provided further, that except as specifically set forth in Section 4.18(c) hereinbelow Company Employees may be subject to any waiting periods or preexisting condition exclusions under the group health plan of Mahaska or any applicable Mahaska Subsidiary to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the applicable group health plan of the Company or an applicable Company Subsidiary; and provided further, that to the extent that the initial period of coverage for Company Employees under any plan of Mahaska or a Mahaska Subsidiary, whichever is applicable, that is an employee welfare benefit plan is not a full 12-month period of coverage, Company Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such Company Employees under the corresponding welfare plan of the Company or an applicable Company Subsidiary during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate Mahaska or any Mahaska Subsidiary to provide or cause to be provided any duplicative or equivalent benefits as those provided under any Company Plan that is continued by Mahaska or a Mahaska Subsidiary. Moreover, this subsection 4.18(b) shall not constitute a contract of employment or create any rights of a Company Employee to be retained in employment at Mahaska or any Mahaska Subsidiary.

         (c) Any separate agreement entered into by the Company and Mahaska on the date hereof relating to employee or director benefits is incorporated herein by reference and shall be deemed a part of this Agreement.

        Section 4.19. Directors' and Officers' Indemnification Insurance. Mahaska agrees that the Merger shall not affect or diminish any of the Company's or the Company Subsidiaries' duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the directors, officers, employees and agents of the Company or the Company Subsidiaries arising by virtue of the Certificate, Charter or Bylaws of the Company or the Company Subsidiaries in the form in effect at the date of this Agreement or arising by operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect, provided however, the Company shall take all action required by Mahaska prior to the Effective Time to put in place a "tail coverage" policy or similar policy with its present liability insurer. All provisions for indemnification and limitation of liability now existing in favor of the directors or officers of the Company, or the Company Subsidiaries, as provided by law or regulation or in their respective Certificate of Incorporation or Charter shall survive the Merger, shall be assumed by Mahaska and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time for a period of three years thereafter or in the case of matters occurring prior to the Effective Time for a period of three years thereafter or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by law, its Articles of Incorporation and By-laws, Mahaska shall advance expenses in connection with the foregoing indemnification. The indemnified persons under this Section 4.19 shall be third party beneficiaries of the provisions of this Section 4.19.

        Section 4.20. Dividend Coordination. After February 17, 1999, the Board of Directors of the Company shall cause its regular quarterly dividend record dates and payment dates for Company Common Stock to be the same as Mahaska's regular quarterly dividend record dates and payment dates for Mahaska Common Stock (e.g., the Company shall move its next dividend record dates from May 5, 1999 and August 4, 1999 to June 8, 1999 and September 8, 1999, and payment dates from May 19, 1999, and August 18, 1999, to June 15, 1999 and September 15, 1999, respectively), and the Company shall not thereafter change its regular dividend payment dates and record dates.

        Section 4.21. Access and Information. Mahaska shall, and shall cause each Mahaska Subsidiary to afford to the Company, its directors, officers, employees, accountants, counsel and other representatives (hereinafter referred to as the "Company Representatives") access to the properties, assets, books, contracts, returns, reports and records of Mahaska and the Mahaska subsidiaries and Mahaska shall, and shall cause its Subsidiaries to, furnish to the Company such other information concerning the respective businesses, properties and personnel of Mahaska and each of its Subsidiaries as the Company may reasonably request. The Company shall keep confidential, and shall cause the Company Representatives to keep confidential, any such information so obtained from Mahaska and its Subsidiaries; provided, however, that the foregoing restriction shall not apply to any such information which is or comes into the public domain otherwise than as a result of a breach of the provisions of this Section, was in the possession of the Company or any Company Representative prior to the negotiations with Mahaska relating to this Agreement or at any time comes into the possession of the Company or any Company Representative from third parties who have the right to disclose such information otherwise than in connection with this Agreement. In the event that this Agreement is terminated without the

Merger having been consummated, the Company shall, and shall cause the Company Representatives to, return promptly to Mahaska all such information, which was obtained by the Company in written form, in their possession.

        Section 4.22. Current Information. During the period from the date hereof to the Effective Time, Mahaska will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the Company and to report the general status of the ongoing operations of Mahaska and its subsidiaries. Mahaska will promptly notify the Company of (i) any material change in its business or the business of any of its Subsidiaries or in the operation of its properties or the properties of any of its Subsidiaries; (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entity; (iii) the institution or the threat of material litigation involving Mahaska or any of its Subsidiaries; or (iv) any event or condition that might reasonably be expected to cause any of Mahaska's representations or warranties set forth herein not to be true and correct in all material respects, or cause Mahaska not to be in full compliance with any of its covenants set forth herein, as of the Effective Time.


                                    ARTICLE V


                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                             MAHASKA AND THE COMPANY

         The obligations of Mahaska and the Company to effect the Merger are subject to the satisfaction of the following conditions precedent:

         Section 5.1. Company Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted by the requisite vote of the stockholders of Mahaska and the shareholders of the Company under applicable law.

         Section 5.2. Regulatory Approvals and Legal Requirements. All approvals and consents required by law to be received in connection with the Merger, including (without limitation) the approvals of the FRB, the Commissioner, and the OTS referred to in Section 4.1 hereof, shall have been received, without the imposition of any non-standard regulatory conditions that would be unduly burdensome to the Surviving Corporation and such approvals and consents shall be in effect, and all conditions or requirements prescribed by any such approval or consent (or by law in connection therewith) shall have been satisfied. All other requirements prescribed by law which are necessary to the lawful consummation of the Merger shall have been satisfied.

         Section 5.3. Securities Act Registration, Blue Sky Registration or Exemption and Nasdaq Listing. The shares of Mahaska Common Stock to be issued to the Company's shareholders pursuant to this Agreement shall have been registered with the SEC under the Securities Act by means of an effective registration statement, shall have been registered under or shall be exempt from registration under all applicable state securities or blue sky laws, and shall have been approved for listing, upon official notice of issuance, on Nasdaq.

         Section 5.4. Pooling of Interests Opinion and Tax Opinion. Mahaska and the Company shall have received opinions from KPMG Peat Marwick LLP, in form and substance satisfactory to both parties, with respect to pooling of interests accounting treatment and tax-free reorganization federal taxation treatment, which opinion shall be effective and shall not have been withdrawn or modified in any material respect.


                                   ARTICLE VI


                  CONDITIONS PRECEDENT TO OBLIGATION OF MAHASKA

         The obligation of Mahaska to effect the Merger is subject to the satisfaction of the following further conditions precedent, unless waived in writing by Mahaska:

         Section 6.1. Representations, Warranties and Covenants. The representations and warranties of the Company contained in Article II of this Agreement shall be true and accurate in all material respects as of the date hereof and, except as set forth in an Updated Disclosure Statement or as otherwise contemplated by this Agreement, as of the time immediately prior to the Effective Time as though made on and as of such time, and the Company shall have duly performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed or complied with by it. The Company shall have delivered to Mahaska a certificate dated the day of the Effective Time and signed by an authorized officer of the Company to the effect set forth in the first sentence of this Section.

         Section 6.2. Adverse Changes. There shall have been no changes after December 31, 1997, in the results of operations, condition (financial or otherwise), properties, assets or business of the Company or any of the Company Subsidiaries, which has resulted in or is expected to result in a Material Adverse Effect on the Company and the Company Subsidiaries, except for any such change that is solely attributable to a change, following the date of this Agreement, due to conforming reporting, or in the laws or economic conditions affecting the banking industry as a whole. The Company shall have delivered to Mahaska a certificate dated the day of the Effective Time and signed by an authorized officer of the Company to the effect set forth in the first sentence of this Section.

         Section 6.3. Litigation. No litigation, proceeding or investigation shall be pending or threatened, and no order, notice or regulation of any court or governmental agency shall be in effect with respect to the Company or any Company Subsidiary, which restrains or prohibits, or which seeks to restrain or prohibit or obtain damages or other relief in connection with or in any way relating to, the consummation of the Merger.

         Section 6.4. Additional Due Diligence Period. The parties hereto acknowledge that, Mahaska shall have the opportunity to complete its due diligence review of the Company and the Company Subsidiaries year end loan files. Mahaska will initiate a pre-acquisition investigation and review of the year end loan files of the Company and the Company Subsidiaries on March 1, 1999, and will complete such pre-acquisition investigation during the 20-day period following such date (hereinafter said 20-day period is referred to as the "Year End Loan File Due Diligence

Period"). In the event that such pre-acquisition investigation and review discloses any matter (including, without limitation, any matter existing on or prior to the date of this Agreement), which (in Mahaska's opinion) is inconsistent in any material respect with any of the representations and warranties of the Company contained in this Agreement or might materially and adversely affect either the reasonably expected financial or business benefits to Mahaska of the Merger or the results of operations, condition (financial or otherwise) or business of the Company, the Bank or the Surviving Corporation, Mahaska may elect to require the Company to increase its Loan Loss Reserves by the "Year End Due Diligence Amount," in its reasonable discretion, immediately prior to Closing and after all conditions in Articles V-VII have been satisfied or waived, provided, however, such adjustment shall constitute a "conforming reporting change" pursuant to Section 6.2.

         Section 6.5. Dissenting Company Stock. The aggregate number of shares of Dissenting Company Stock shall not exceed eight (8%) of the Company Common Stock outstanding (assuming all Company stock options have been converted) immediately prior to the Effective Time. The Company shall have delivered to Mahaska a certificate dated the day of the Effective Time and signed by an authorized officer of the Company to the effect set forth in the first sentence of this Section.

         Section 6.6. Accountants' Letters. Mahaska shall have received the accountants' letters contemplated by Section 4.15 hereof.

         Section 6.7. Environmental Assessments. Mahaska shall have received the Environmental Assessments required to be delivered pursuant to Section 2.9(f) hereof in form and substance reasonably satisfactory to Mahaska.

         Section 6.8. Opinion of the Company's Counsel. Mahaska shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to the Company, dated the day of the Effective Time, addressed to Mahaska and substantially to the effect set forth in Exhibit C attached hereto and hereby made a part hereof.

         Section 6.9. Legal Matters. All legal matters in connection with this Agreement and the Merger shall have been approved by counsel for Mahaska, and there shall have been furnished to such counsel by the Company certified copies of such corporate records of the Company and each of the Company Subsidiaries and copies of such other documents as such counsel may reasonably have requested for such purpose.

         Section 6.10. Updated Disclosure Statement. The Company shall have delivered to Mahaska immediately prior to the Effective Time an updated Disclosure Statement which clearly indicates all changes in the information that was originally contained therein and on any Schedule hereto and which contains such information as shall be necessary to make all of the representations and warranties of the Company true and accurate as of the time immediately prior to the Effective Time, and which updated Disclosure Statement and Schedules does not disclose any new information which Mahaska determines in good faith has resulted in or is expected to result in a Material Adverse Effect on the Company and the Company Subsidiaries.

        Section 6.11. Nonperformance and Materially Impaired Assets. The aggregate amount of all Non-Performing and Materially Impaired Assets on the books of the Company and the Company Subsidiaries shall not exceed 2.0% of the gross amount of all loans on the books of the Company and the Company Subsidiaries.

        Section 6.12. Employment Agreements. A Mahaska Subsidiary shall have entered into employment agreements satisfactory to Mahaska in the form of Exhibit D attached hereto and hereby made a part hereof, with such of the employees of the Company and the Company Subsidiaries who shall have been designated by Mahaska, who shall have cancelled and terminated their current employment agreements.

        Section 6.13. Affiliate Agreements. Mahaska shall have received from each person who has been identified by the Company to Mahaska as an "affiliate," pursuant to Section 4.16 hereof, a signed "Affiliates" agreement as contemplated by such Section.

        Section 6.14. Fairness Opinion. Howe Barnes Investments, Inc. shall have delivered to the Board of Directors of Mahaska, as of the date of this Agreement, its opinion to the effect that the consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of Mahaska, and such opinion shall not have been withdrawn, amended or modified in any material respect at or prior to the Closing.

        Section 6.15. Company Costs Paid. The Company shall have delivered to Mahaska a certificate dated the day of the Effective Time and signed by an authorized officer of the Company to the effect that all transaction costs of the Company described in Section 10.3 herein, including, but not limited to, its attorneys, investment bankers and accountants has been paid in full without liability or obligation to Mahaska or its Subsidiaries.


                                   ARTICLE VII


                CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger is subject to the satisfaction of the following further conditions precedent, unless waived in writing by the Company:

         Section 7.1. Representations, Warranties and Covenants. The representations and warranties of Mahaska contained in Article III of this Agreement shall be true in all material respects as of the date hereof and, except as otherwise contemplated by this Agreement, as of the time immediately prior to the Effective Time as though made on and as of such time, and Mahaska shall have duly performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed or complied with by it. Mahaska shall have delivered to the Company a certificate dated the day of the Effective Time and signed by an authorized officer of Mahaska to the effect set forth in the first sentence of this Section.

         Section 7.2. Opinion of Counsel to Mahaska. The Company shall have received the opinion of Chapman and Cutler, counsel to Mahaska, dated the day of the Effective Time, addressed to the Company and substantially to the effect set forth in Exhibit E attached hereto.

         Section 7.3. Accountants' Letters. The Company shall have received the accountants' letters contemplated by Section 4.16 hereof.

         Section 7.4. Legal Matters. All legal matters in connection with this Agreement and the Merger shall have been approved by counsel for the Company, and there shall have been furnished to such counsel by Mahaska certified copies of such corporate records of Mahaska and copies of such other documents as such counsel may reasonably have requested for such purpose.

         Section 7.5.    Reserved.

         Section 7.6. Fairness Opinion. Charles Webb & Company shall have delivered to the Board of Directors of the Company as of the date of this Agreement, its opinion to the effect that the consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of the Company, and such opinion shall not have been withdrawn, amended or modified in any material respect at or prior to the Closing.

         Section 7.7. Adverse Changes. There shall have been no changes after December 31, 1997, in the results of operations, condition (financial or otherwise), properties, assets or business of Mahaska or any of the Mahaska Subsidiaries, which has resulted in or is expected to result in a Material Adverse Effect on Mahaska and the Mahaska Subsidiaries, except for any such change that is solely attributable to a change, following the date of this Agreement, due to conforming reporting, or in the laws or economic conditions affecting the banking industry as a whole. Mahaska shall have delivered to the Company a certificate dated the day of the Effective Time and signed by an authorized officer of Mahaska to the effect set forth in the first sentence of this Section.

         Section 7.8. Litigation. No litigation, proceeding or investigation shall be pending or threatened, and no order, notice or regulation of any court or governmental agency shall be in effect with respect to Mahaska or any Mahaska Subsidiary, which restrains or prohibits, or which seeks to restrain or prohibit or obtain damages or other relief in connection with or in any way relating to, the consummation of the Merger.


                                  ARTICLE VIII


                                     CLOSING

         Section 8.1. Date, Time and Place of Closing. The closing in respect of the Merger (herein referred to as the "Closing") shall be held at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois, at 9:00 A.M., Chicago time, on such date, not later than the last day of the month following the satisfaction or waiver of all conditions to closing set forth in Articles V, VI and VII, as Mahaska shall designate by at least ten days' prior written notice to the

Company, which date (unless otherwise mutually agreed by Mahaska and the Company) shall be the day of the Effective Time.

         Section 8.2. Deliveries of Documents. At the Closing, the certificates and other documents required to be delivered by this Agreement shall be delivered.

         Section 8.3. Merger to Be Made Effective. At the Closing, subject to the terms and conditions of this Agreement, Mahaska and the Company shall instruct their respective representatives to make or confirm such filings (including, without limitation, the filing with the Secretary of State of the State of Iowa of the Articles of Merger, the filing with the Secretary of State of the State of Delaware of the Certificate of Merger, each properly executed on behalf of Mahaska and the Company and otherwise in the form contemplated by the Delaware General Corporation Law and the Iowa Act), and to take all such other actions, as shall be required to give effect to the Merger.


                                   ARTICLE IX


                            AMENDMENT AND TERMINATION

         Section 9.1. Amendment. This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after approval hereof by the shareholders of Mahaska or the shareholders of the Company, but, after such approval by the shareholders of Mahaska and the Company, no amendment shall be made without the further approval of such shareholders which (i) alters or changes the amount or kind of consideration to be received by the shareholders of the Company in exchange for or on conversion of all or any of the shares of the capital stock of the Company as a result of the Merger; (ii) alters or changes any term of the certificate of incorporation of the Surviving Corporation provided for by this Agreement; or (iii) adversely affects such shareholders (or, in the case of the Company's shareholders, the tax treatment of the Merger). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.2. Termination. (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by Mahaska or the stockholders of the Company:

                  (i) by mutual consent in writing of Mahaska and the Company (with the approval of their respective Boards of Directors); or

                  (ii) by Mahaska (with the approval of its Board of Directors) or by the Company (with the approval of its Board of Directors), by giving written notice of such termination to the other party if, upon the taking of the vote of the shareholders of the Company or Mahaska contemplated by Sections 4.2 and 4.4 hereof, the required approval of such shareholders shall not be obtained; or

                 (iii) by Mahaska (with the approval of its Board of Directors), by giving written notice of such termination to the Company, (A) if there has been (I) a material breach of any agreement herein on the part of the Company which has not been cured or adequate assurance of cure given, in either case within five business days following notice of such breach from Mahaska, or (II) a material breach of a representation or warranty of the Company herein which, in the opinion of Mahaska, by its nature cannot be cured within 30 days, (B) if Mahaska determines at any time that any regulatory approval or consent required by law to be received in connection with the Merger is unlikely to be received or is unlikely to be received in time to permit the lawful consummation of the Merger by the date specified in Section 9.2(a)(vi) hereof or (C) if any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or the Bank, or any merger, consolidation or other business combination with the Company or the Bank, other than as contemplated by this Agreement, or any tender or exchange offer intended to effect any such transaction, shall have been proposed (and such proposal is not opposed in writing by the Company within two business days after the Company or the Bank shall have first received or become aware of such proposal, pursuant to a resolution authorizing and directing opposition to such proposal duly adopted by the Company's Board of Directors, or the Company or its Board of Directors at any time shall cease to oppose such proposal or shall take, or permit the Bank to take, any action which is not consistent with opposition to such proposal) or shall have been publicly announced, commenced, agreed to or consummated or (D) if there shall have occurred or been proposed, after the date of this Agreement, any change in any law, rule or regulation, or after the date of this Agreement there shall have been any decision or action by any court, government or governmental agency (including, without limitation, any bank regulatory authority) that could reasonably be expected to prevent or materially delay consummation of the Merger or that could reasonably be expected to have a Material Adverse Effect on the prospects of the Company, the Bank or the Surviving Corporation; or

                  (iv) by the Company (with the approval of its Board of Directors), by giving written notice of such termination to Mahaska, if there has been (A) a material breach of any agreement herein on the part of Mahaska which has not been cured or adequate assurance of cure given, in either case within five business days following notice of such breach from the Company, or (B) a material breach of a representation or warranty of Mahaska herein which, in the opinion of the Company, by its nature cannot be cured within 30 days; or

                   (v) by Mahaska (with the approval of its Board of Directors) or by the Company (with the approval of its Board of Directors), by giving written notice of such termination to the other party, if the Merger shall not have been consummated on or before September 30, 1999; provided, however, that a party that is in breach of any of any of the terms of this Agreement or any of its obligations hereunder may not exercise a right of termination under this subsection.

         (b) If this Agreement is properly terminated pursuant to Section 9.2(a), no party to this Agreement shall have any further liability hereunder of any nature whatsoever to the other party hereto; provided, however, that, notwithstanding the foregoing, (i) this Section 9.2(b) shall not preclude liability from attaching to a party who has caused the termination hereof by intentional breach of a representation of warranty, a willful act or a willful failure to act in violation of the terms and provisions hereof, and (ii) termination of this Agreement shall not terminate or affect the agreements of the parties contained in this Section 9.2(b), in Sections 4.8 and 4.21 hereof (with respect to confidentiality), in Section 4.12 (with respect to a termination payment), or in Section 10.3 hereof (with respect to the payment of certain expenses), the provisions of all of which Sections shall survive any termination of this Agreement. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.


                                    ARTICLE X


                               GENERAL PROVISIONS

        Section 10.1. Survival of Representations, Warranties and Agreements. The agreements contained in Article I and Sections 4.18, 4.19 and 10.4 hereof (but only to the extent such agreements relate to actions to be taken or matters to occur after the Effective Time) shall survive the Merger. All other representations, warranties and agreements contained in this Agreement and in any certificate or other document delivered pursuant to this Agreement (other than the Certificate of Merger) shall not survive the Merger.

        Section 10.2. Notices. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours at such address, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties set forth below with telephone confirmation of receipt, or when sent by recognized overnight courier or by the United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       (a)      if to Mahaska, at:             Mahaska Investment Company
                                               222 First Avenue East
                                               Oskaloosa, Iowa  52577
                                               Attention:  Charles S. Howard

                with a copy to:                Matthew C. Boba, Esq.
                                               Chapman and Cutler
                                               111 West Monroe Street
                                               Chicago, Illinois  60603

       (b)      if to the Company, at:         Midwest Bancshares, Inc.
                                               3225 Division Street
                                               Burlington, Iowa  52601
                                               Attention:  William D. Hassel

                with a copy to:                Martin L. Meyrowitz, P.C.
                                               Silver, Freedman & Taff, L.L.P.
                                               1100 New York Avenue N.W.
                                               Washington, DC  20005

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other party hereto. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed given and received for all purposes of this Agreement as of two business days after the date of deposit thereof for mailing in a duly constituted United States post office or branch thereof, one business day after deposit with a recognized overnight courier service or upon confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be given and received when actually received in writing by such party.

        Section 10.3. Expenses and Certain Required Accruals. Whether or not the Merger is consummated, each of Mahaska and the Company shall, and the Company shall cause each of the Company Subsidiaries to, bear its own legal, accounting, investment banking (including without limitation Charles Webb & Company), and other expenses incurred in connection with this Agreement and the Merger. Such expenses by the Company (excluding Charles Webb & Company) should not exceed $300,000.00 in the aggregate. All filing and related fees to be paid to the SEC and any regulatory authority in connection with the transactions contemplated by this Agreement shall be borne by Mahaska.

        Section 10.4. Further Assurances. From time to time after the Effective Time, as and when requested by the Surviving Corporation and to the extent permitted by law, the officers and directors of each of Mahaska and the Company last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Surviving Corporation title to and possession of, all of the assets, rights, franchises and interests of each of Mahaska and the Company in and to every type of property (real, personal and mixed) and things in action, and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such actions in the name of Mahaska or the Company or otherwise.

        Section 10.5. Publicity. Neither Mahaska nor the Company shall, nor shall either of them permit its directors, officers, employees or agents to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the Merger or otherwise make any disclosures relating thereto to the press or any third party without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required where such release, announcement or disclosure is required by applicable law or the rules or regulations of a securities exchange, other self-regulatory authority or governmental agency (including, without limitation, the rules and regulations of bank regulatory authorities with respect to the publication of notice of the Merger in connection with the applications for required approvals thereof).

        Section 10.6. Waivers. No waiver by any of the parties to this Agreement of any condition, term or provision hereof shall be valid unless set forth in an instrument in writing signed on behalf of such party, and no such waiver shall be deemed a waiver of any preceding or subsequent breach of the same or any other condition, term or provision of this Agreement.

        Section 10.7. Entire Agreement and Binding Effect. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof; (ii) shall be binding upon and inure for the benefit of Mahaska and the Company and their respective successors and except as provided in Section 4.19 or in the separate letter referenced to in Section 4.18(c), is not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned or transferred by operation of law or otherwise.

         Section 10.8. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Iowa.

        Section 10.9. Consent to Jurisdiction. Each of the parties hereby submits to the exclusive jurisdiction of the Chancery Court of the State of Iowa and the Federal courts of the United States of America located in Iowa in respect of the transactions contemplated by this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding involving any of the transactions contemplated by this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

         Section 10.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         Section 10.11. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         IN WITNESS WHEREOF, Mahaska and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                               MIDWEST BANCSHARES, INC.

Attest:                                        By /s/ William D. Hassel
                                                  ---------------------
                                                  Its President & CEO
                                                  ---------------------
By  Robert D. Maschmann
    ----------------------------------
Its Executive Vice President & CFO
    ----------------------------------

                                               MAHASKA INVESTMENT COMPANY

Attest:                                        By /s/ Charles S. Howard
                                                  -----------------------------
                                                  Its Chairman & President
                                                  -----------------------------
By  David A. Meinert
    ----------------------------------
Its Executive Vice President & CFO
    ----------------------------------

                    ATTACHED TO MERGER AGREEMENT PURSUANT TO
             SECTION 252(C) OF THE DELAWARE GENERAL CORPORATION LAW

                         CERTIFICATE OF THE SECRETARY OF
                                   THE COMPANY

         I, ______________, Secretary of Midwest Bancshares, Inc., an Iowa corporation ("Midwest"), hereby certify that the Merger Agreement dated as of February 2, 1999, between Midwest and Mahaska Investment Company, an Iowa corporation, to which this Certificate is attached, has been duly approved and adopted by the holders of not less than a majority of the outstanding stock of Midwest entitled to vote thereon, pursuant to the Certificate of Incorporation, By-laws of Midwest and the Delaware General Corporation Law.

         In Witness Whereof, I have hereunto set my hand, this ___ day of ____________, 19___.



                                                _______________________________
                                                     Secretary as aforesaid

                              CERTIFICATE OF MERGER

                                       OF

                            MIDWEST BANCSHARES, INC.

                                  WITH AND INTO

                           MAHASKA INVESTMENT COMPANY

It is hereby certified that:

          1. The business corporations participating in the merger herein certified are:

                   (i) Mahaska Investment Company, which is incorporated under the laws of the State of Iowa (hereinafter sometimes referred to as "Mahaska" and sometimes referred to as the "Surviving Corporation"); and

                  (ii) Midwest Bancshares, Inc., which is incorporated under the laws of the State of Delaware (hereinafter referred to as "Midwest" and sometimes, together with Mahaska, as the "Constituent Corporations").

          2. An Agreement and Plan of Merger (hereinafter referred to as the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware.

          3. Pursuant to the terms of the Merger Agreement, Midwest shall be merged with and into Mahaska, with Mahaska being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (hereinafter referred to as the "Merger").

          4. The Merger shall become effective at ____________________ on _________ (hereinafter referred to as the "Effective Time").

          5. The name of the Surviving Corporation in the Merger herein certified is, and after the Effective Time shall continue to be, "Mahaska Investment Company" until amended in accordance with the provisions of the General Corporation Law of the State of Delaware.

          6. At the Effective Time, the Certificate of Incorporation of Mahaska in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions of the General Corporation Law of the State of Delaware.


                                    EXHIBIT A
                              (to Merger Agreement)

          7. The executed Merger Agreement between the Constituent Corporations is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:


                                                Mahaska Investment Company
                                                222 First Avenue East
                                                Oskaloosa, Iowa  52577

          8. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of each of the Constituent Corporations.


Dated:  ______________

                                      MAHASKA INVESTMENT COMPANY


                                      By
                                      Its President and Chief Executive Officer

Form no. 15

                               ARTICLES OF MERGER

                                       Of
                           MAHASKA INVESTMENT COMPANY


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

         Pursuant to section 1105 of the Iowa Business Corporation Act, the undersigned corporation adopts the following articles of merger:

1. See Agreement and Plan of Merger attached hereto and made a part hereof

2A.   The designation, number of outstanding shares and the number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation is as follows:

MIDWEST BANCSHARES, INC.
                                                                                    Votes Entitled to be Cast on
         Designation of Group                     Shares Outstanding                          Amendment
         --------------------                     ------------------                          ---------
                Common                                 1,098,523                              1,098,523

MAHASKA INVESTMENT COMPANY
                                                                                    Votes Entitled to be Cast on
         Designation of Group                     Shares Outstanding                          Amendment
         --------------------                     ------------------                          ---------
                Common                                 3,636,345                              3,636,345

2A.2. The total number of undisputed votes cast for the plan by each voting group was:

MIDWEST BANCSHARES, INC.
              Voting Group                              Votes For
              ------------                              ---------
                Common
MAHASKA INVESTMENT COMPANY
              Voting Group                              Votes For
              ------------                              ---------
                Common

The number of votes cast for the plan by each voting group was sufficient for the approval by that voting group.

The effective date and time of this document is:
             [date]
             [time]
                                               MAHASKA INVESTMENT COMPANY

                                               By _____________________________
                                               Its_____________________________


                                   EXHIBIT B
                              (to Merger Agreement)

                                    EXHIBIT C

                          OPINION OF COUNSEL TO MIDWEST

                            __________________, 1999

Midwest Bancshares, Inc.                         Mahaska Investment Company
Burlington, Iowa                                 Oskaloosa, Iowa


         Re:        Agreement and Plan of Merger by and between
                Mahaska Investment Company and Midwest Bancshares, Inc.

 Ladies and Gentlemen:

         We have acted as counsel to Midwest Bancshares, Inc., a Delaware corporation ("Seller"), in connection with the acquisition (the "Acquisition") by Mahaska Investment Company, an Iowa Corporation ("Mahaska"), of Seller, pursuant to the Agreement and Plan of Merger, dated February 2, 1999 (the "Agreement"), by and between Mahaska and the Seller. We render this opinion pursuant to Section 6.8 of the Agreement.

         In connection with this opinion, we have examined (i) the Agreement;
(ii) respectively, the Certificate of Incorporation, Charter, and Bylaws of Seller and Midwest Federal Savings and Loan Association of Eastern Iowa (the "Bank"); (iii) certain resolutions of the Boards of Directors of Seller and the Bank; (iv) certificates from public officials as to the existence and good standing of Seller and the Bank under the laws of the place of their incorporation; (v) certificates of officers of Seller, (vi) the Prospectus; and
(vii) certificates and other documents delivered by the respective parties to the Agreement on or prior to the Closing.

         As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of Seller and the Bank set forth in the Agreement and (ii) certificates delivered to us by public officials and by the management of Seller and the Bank, and we have assumed, without independent inquiry, the accuracy of those representations and certificates.

         This opinion is based entirely on our review of the documents listed above and we have made no other documentary review or investigation of any kind whatsoever. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. No inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Seller or the Bank.

         As used herein, the phrase "to our knowledge" refers to the conscious awareness of facts by the attorneys in this firm who have been actively involved in the transactions contemplated by the Agreement or the preparation of the documents involved in this opinion letter.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against Seller or the Bank is subject to the following general qualifications:

                   (i) as to any instrument delivered by Seller or the Bank, we assume that Seller or the Bank has received or will receive the agreed to consideration therefor;

                  (ii) as to any agreement to which Seller or the Bank is a party, we assume that such agreement is the binding obligation of each other party thereto;

                 (iii) as to the Agreement, we assume that all terms, provisions and conditions thereof, or relating thereto, are correctly and completely reflected therein;

                  (iv) the enforceability of any obligation of Seller or the Bank may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other rules of law affecting the enforcement of creditors' rights and remedies generally (including such as may deny giving effect to waivers of debtors' or guarantors' rights) or general principles of equity and judicial discretion;

                   (v) we assume that you, and any of your successors in interest, as the case may be, will seek to enforce any of your rights in connection with the Agreement only in circumstances and in a manner in which it is commercially reasonable to do so; and

                  (vi) we express no opinion (1) that a course of dealing by you, or a failure on your part to exercise, in whole or in part, a right or remedy provided in the Agreement, shall not constitute a waiver of your rights or remedies of any default under the Agreement;
         (2) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable; (3) as to any anti-trust, state securities or tax laws; (4) as to provisions which purport to establish evidentiary standards; (5) as to provisions relating to venue, governing law, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers or liability limitations with respect to third parties; (6) as to the payment of any liquidated damages by any party; (7) as to the payment of any interest, charge or expenses to the extent that the same are determined to be unenforceable penalties; (8) as to the payment of attorneys' and paralegals' fees and other costs and expenses incurred in connection with enforcement of the Agreement; (9) as to the exclusivity of the rights and remedies provided under the Agreement to any party; (10) as to the cumulative nature of the rights and remedies available to the parties under the Agreement and the ability of such parties to exercise such rights and remedies in addition to or with any other right or remedy; (11) as to the recourse to one or more other remedies after a party to the Agreement has elected a particular remedy or remedies; or (12) as to the enforceability of any requirement in the Agreement or related documents specifying that provisions thereof may only be waived in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such Agreement or related documents.

         We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Delaware to the extent specifically referred to herein. We assume no responsibility as to the applicability or the effect of the laws of any other domestic or foreign jurisdication on the subject transactions.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, we are of the opinion that:

                   (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and in good standing in the State of Iowa. Seller is registered as a savings and loan holding company with the Office of Thrift Supervision.

                   (b) Seller possesses all corporate power to own and operate its properties and to carry out its business as and where the same are now being conducted, as described in the Prospectus.

                   (c) The Bank is organized and is validly existing as a federally chartered savings association under the laws of the United States in stock form of organization under the laws of the United States, and possesses all corporate power to own and operate its properties and to carry out its business as and where the same are now being conducted, as described in the Prospectus.

                   (d) Seller has the corporate power and authority to enter into and deliver the Agreement and to carry out its obligations thereunder.

                   (e) The Agreement has been duly authorized by all necessary corporate action of the Board of Directors of Seller and such Agreement constitutes a valid and binding obligation of Seller that is enforceable against Seller in accordance with its terms.

                   (f) The execution, delivery and performance by Seller of the Agreement, or the consummation of the Acquisition, or compliance by Seller with any of the provisions of the Agreement will not (i) violate, conflict with or result in a breach of any of the provisions of, or constitute a default (or event which, with notice or the lapse of time, or both, would constitute a default) under, or result in the termination of, or result in the right to termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties of Seller or the Bank under any of the terms, conditions or provisions of (A) the articles of incorporation or bylaws of Seller, or the charter or bylaws of the Bank or (B) to the best of our knowledge, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or the Bank or any of their properties or assets may be subject, or (ii) to the best of our knowledge, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or the Bank, or any of their properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or liens which would not have a Material Adverse Effect on Seller or the Bank.

                   (g) Except as received prior to the date hereof, no notice to, filing with, exemption or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller or the Bank of the Acquisition as contemplated by the Agreement, other than the filing and approval, as the case may be, of certificates of merger by the Secretaries of State of the States of Iowa and Delaware.

                   (h) To the best of our knowledge, the authorized and issued capital of Seller consists of 2,000,000 shares, $0.01 par value of Seller common stock ("Seller Common Stock") of which, as of ______________, 1999, __________ shares were issued and ________ shares were outstanding. As of _________________, 1999, Seller had reserved _________ shares of Seller Common Stock for issuance under the Seller stock option and incentive plan. To the best of our knowledge, from the date of the Agreement through the date hereof, no equity securities of Seller have been issued, excluding any shares of Seller Common Stock which may have been issued under the Seller stock option and incentive plan. To the best of our knowledge, and except as set forth above, there are no options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Seller, or contracts, commitments, understandings or arrangements by which Seller is or may become bound to issue additional shares of capital stock or options, warrants or rights to purchase or acquire any additional shares of capital stock of Seller. To the best of our knowledge, all of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable by Seller and none of such shares have been issued in violation of any preemptive or similar right of any shareholder of Seller.

                   (i) To the best of our knowledge, neither Seller nor the Bank is the subject of any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Acquisition.

                   (j) To the best of our knowledge, there is no litigation, proceeding or controversy before any court or governmental agency, whether federal, state or local, pending or threatened, that is likely to have a Material Adverse Effect on Seller or the Bank.

         This opinion is being rendered solely for the benefit of the addressees hereof and is not to be used or relied upon by any other person without our prior written consent. We expressly disavow any obligation to update this letter in the future.

                                         Respectively submitted,

                                                                    EXHIBIT D-1


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this day of _____________ , 199__, by and between MIDWEST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EASTERN IOWA, a federally chartered savings and loan association whose address is 3225 Division Street, Burlington, Iowa 52601, (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 11(a) hereof or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the "Association"), and WILLIAM D. HASSEL whose residence address is 2526 Quail Ridge Drive, Burlington, Iowa (the "Employee").

         WHEREAS, the Employee has served as President and Chief Executive Officer of the Association and Midwest Bancshares, Inc.; and

         WHEREAS, the Association is being merged with and into Mahaska Investment Company ("Mahaska"); and

         WHEREAS, Employee is willing to release any rights which he may have pursuant to his Employment Agreement dated November 10, 1992, upon Closing of the merger in consideration for the execution of this Agreement and payment of the cash which Employee is entitled to receive at Closing; and

         WHEREAS, the Board of Directors of the Association recognizes that the possibility of a change in control of Mahaska or the Association may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Association, Mahaska and its stockholders; and

         WHEREAS, the Board of Directors of the Association desires to provide certain benefits to the Employee following his involuntary termination of employment after a change of control of the Association or Mahaska; and

         WHEREAS, the Board of Directors of the Association believes it is in the best interests of the Association to enter into this Agreement with the Employee in order to assure continuity of management of the Association and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of Mahaska or the Association, although no such change is now contemplated; and

         WHEREAS, the Board of Directors of the Association has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 4 hereof;




                                    EXHIBIT D
                              (to Merger Agreement)

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:

          1. Employment. The Employee will be employed as President and Chief Executive Officer of the Association, or in such other more senior capacity as the Board of Directors may subsequently determine. As President and Chief Executive Officer, Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Employee's position. The Employee shall continue to devote his best efforts and substantially all his business time and attention to the business and affairs of the Association and its subsidiaries and affiliated companies.

          2. Compensation. (a) Salary. The Association agrees to pay the Employee during the term of this Agreement a salary established by the Board of Directors. The salary hereunder as of the Commencement Date (as defined in Section 4 hereof) shall be $121,500. The salary provided for herein shall be payable in cash not less frequently than bi-monthly in accordance with the practices of the Association; provided, however, that no such salary is required to be paid by the terms of this Agreement in respect of any month or portion thereof subsequent to the termination of this Agreement, and provided further, that the amount of such salary shall be reviewed by the Association not less often than annually and may be increased (but not decreased) from time to time in such amounts as the Board of Directors in its discretion may decide, subject to the customary withholding tax and other employee taxes as required with respect to compensation paid by a corporation to an employee.

                   (b) Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Association in discretionary bonuses as authorized and declared by the Board of Directors of the Association to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors. Association agrees to maintain a comparable bonus program to the program maintained by Mahaska for its executive employees and the executive employees of its subsidiaries.

                   (c) Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with policies and procedures at least as favorable to the Employee as those presently applicable to the senior executive officers of the Association) in performing services hereunder, provided that the Employee properly accounts therefor in accordance with Association policy.

          3. Benefits. (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate equitably in, and receive benefits under, all plans relating to stock options, stock purchases, pension, thrift, profit-sharing, group life insurance, medical coverage, education, cash or stock bonuses, and other retirement or





                                     D-1-2
employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Association's executive employees or for its employees generally.

                   (b) Fringe Benefits. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefits which are or may become applicable to the Association's executive employees or to its employees generally, including a reasonable expense account and continued payment by the Association of Employee's dues for membership in the Burlington Golf Club. In addition, the Association shall provide Employee with an automobile and shall pay all expenses relative to the use or maintenance of said automobile by Employee. A new executive automobile (a Ford Explorer XLT or a comparable automobile) will be purchased by the Association for Employee's use not less frequently than every three
         (3) years. When a new automobile is purchased by the Association for Employee's use, Employee will have the right to purchase the automobile formerly used by Employee for a cash price equal to the greatest of the following: (1) the depreciated book value of such automobile on the books and records of the Association as of the last day of the calendar month next preceding the date of purchase; (2) the lowest published wholesale trade-in value for such automobile as of the calendar month next preceding the date of purchase; or (3) such cash price as shall be determined with reference to a method of determination consistent with the regulations, policies and directives of the Office of Thrift Supervision ("OTS"), as applicable at the time of such purchase. The Association reserves the right to consult with the appropriate OTS officials prior to the consummation of Employee's purchase of any formerly-used automobile to determine compliance with any such OTS regulation, policy or directive. Employee will have the option to purchase such automobile for a period of thirty (30) days after the date on which a new automobile is provided by Association for Employee's use. Such option shall also apply during the thirty (30) day period next following Employee's termination of service with the Association.

                   (c) Retirement, Employee Benefit Plans and Fringe Benefits. Association agrees to maintain retirement, employee benefit plans and fringe benefit programs comparable to the programs maintained by Mahaska for its executive employees and the executive employees of its subsidiaries.

          4. Term. The term of employment under this Agreement shall be a period of 36 months commencing on the closing date of the merger (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of employment under this Agreement shall be extended, subject to the next sentence of this paragraph, for a period of one year unless either the Association or the Employee gives contrary written notice to the other not less than 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended. This Agreement will not be automatically extended unless such extension is approved by the Board of Directors of the Association following the Board's review of a formal performance evaluation of the Employee performed by the disinterested members of the Board of Directors of the Association and reflected in the minutes of the Board of Directors. Reference herein to the term of employment under this Agreement shall refer to both such initial term and such extended terms. As of the Commencement Date, that certain Employment Agreement


                                     D-1-3
entered into between the Association and Employee dated November 10, 1992, shall terminate and have no further force or effect.

          5. Vacations. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                  (a) During the term of employment under this Agreement, the Employee shall be entitled to an annual paid vacation of four weeks, or, if more favorable to Employee, in accordance with the most favorable plans, policies, programs or practices of the Association and its affiliated companies as in effect for the Association at any time during the six month period immediately preceding the Commencement Date, or as in effect generally at any time thereafter with respect to other senior executives of the association and its affiliated companies;

                  (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee;

                  (c) The Board of Directors shall, solely at the Employee's request, be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors, in its discretion, may determine; and

                  (d) Association agrees to maintain a vacation program comparable to the program maintained by Mahaska for its executive employees and the executive employees of its subsidiaries.

          6. Termination of Employment; Death. (a) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Association's Board of Directors, other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. If the employment of the Employee is involuntarily terminated, other than (i) for "cause" as provided in this Section 6(a) or (ii) by reason of death or disability as provided in Sections 6(c) or 7, or if there occurs a voluntary or involuntary termination of the Employee's employment as defined in Section 8 in connection with or within 12 months after a change in control which occurs at any time during the term of this Agreement as provided in Section 8, the Employee shall be entitled to receive, (i) his then applicable salary for the remaining term of the Agreement as calculated in accordance with Section 4 hereof, payable in such manner and at the times as such salary would have been payable to the Employee under Section 2 had he remained in the employ of' the Association, (ii) his then applicable health insurance benefits for the remaining term of the Agreement as calculated in accordance with Section 4 hereof, and (iii) his bonus determined on an annualized basis for the period commencing on the first day of the fiscal year in which such termination occurs and ending as of the month end closest to date of termination in such fiscal year, which bonus shall be payable at such time as it would have been payable under Section 2(b) had he remained in the employ of the Association.



                                     D-1-4

         The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent. In addition, a material diminution of or interference with the Employee's duties, responsibilities and benefits, including, but not limited to, those events constituting a loss of status as defined in Section 8(b), shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination.

         In case of termination of the Employee's employment for cause, the Association shall pay the Employee his salary through the date of termination, and the Association shall have no further obligation to the Employee under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. For purposes of this Agreement, termination for "cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any material law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Association at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting "cause" as set forth above and specifying the particulars thereof.

                   (b) The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days written notice to the Association or upon such shorter period as may be agreed upon between the Employee and the Board of Directors of the Association. In the event of such voluntary termination, except as provided in Section 8 below, the Association shall be obligated to continue to pay the Employee his salary only through the date of termination together with any accrued unpaid vacation pay as of said date, at the time such payments are due, and the Association shall have no further obligation to the Employee under this Agreement.

                   (c) Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment under this Agreement by written notice to the Association upon the occurrence, or within thirty (30) days thereafter, if the Employee suffers a loss of status, as defined in Section 8(b) hereof. Upon such termination Employee shall be entitled to receive his salary, and such group medical insurance coverage or reimbursement benefits provided for (and on the same terms as set forth) in Section 3(a) hereof, during the unexpired portion of the term of this Agreement (i.e., excluding any automatic extensions of the term hereof that would otherwise occur pursuant to Section 4 hereof subsequent to such termination), with such salary to be payable in such manner and at such times as such salary would have been payable to Employee under Section 4 had he remained in the employ of the Association. Except as set forth in the preceding sentence, Employee shall have no right to receive any other




                                     D-1-5
         payments or benefits under this Agreement for any periods after the date of such termination.

                   (d) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Association the salary of the Employee through the last day of the calendar month in which his death shall have occurred together with Employee's unused vacation and sick leave, and the term of employment under this Agreement shall end on such last day of the month.

                   (e) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or
         (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(3); (g)(1) (as amended from time to time), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of the obligations which were suspended.

                   (f) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4); (g)(1) (as amended from time to time), all obligations of the Association under this Agreement shall terminate, as of the effective date of the order, but vested rights of the Employee shall not be affected.

                   (g) If the Association becomes in default (as defined in Section 3(x)(1) of the FDIA, 12 U.S.C. Section 1813(x)(1) (as amended from time to time)), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the Employee.

                   (h) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the OTS or his or her designee at the time the Federal Deposit Insurance corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA, 12 U.S.C. Section 1823(c) (as amended from time to time); or (ii) by the .Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the Employee that have already vested, however, shall not be affected by any such action.

                   (i) In the event the Association purports to terminate the Employee for cause, but it is determined by a court of competent jurisdiction that cause did not exist for




                                     D-1-6
         such termination, or if in any event it is determined by any such court that the Association has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

          7. Disability. If Employee shall become disabled or incapacitated to the extent that he is unable to perform the duties of President and Chief Executive Officer, and if such disability or incapacity shall have continued for a period of ninety (90) consecutive days or longer, or if a physician selected by the Board of Directors of 'the Association shall examine Employee and shall state in writing that in his professional opinion such disability or incapacity is likely to continue for a period of ninety (90) consecutive days or longer after such opinion, then in either such event the Board of Directors may terminate this Agreement upon written notice to Employee. Upon termination under this Section 7, Employee shall be entitled to receive during the unexpired portion of the term of this Agreement (i.e., excluding any automatic extensions of the term hereof that would otherwise occur pursuant to Section 4 hereof subsequent to such termination):

                   (a) seventy-five percent (75%) of his salary less the amount of any disability payments received by Employee during such period on account of disability insurance maintained for Employee's benefit by the Association at the Association's expense, with the reduced salary to be payable in such manner and at such times as such salary would have been payable to Employee under Section 2 had he remained in the employ of the Association; and

                   (b) such group medical insurance coverage or reimbursement benefits provided for (and on the same terms as set forth) in Section 3(a) hereof.

         Except as set forth in the preceding sentence, Employee shall have no right to receive any other payments or benefits under this Agreement for any periods after the date of such termination other than pursuant to any disability benefits of the type provided for executive employees of the Association, if any.

          8. Change in Control. (a) Involuntary Termination. If both (i) a change of control has occurred and (ii) the Employee's employment is involuntarily terminated (other than for cause or pursuant to any of Sections 6(c) through 6(g) or Section 7 of this Agreement) in connection with or within 12 months after such change in control during the term of employment under this Agreement, the Association shall pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination (as hereinafter defined) of employment an amount equal to 299 percent of the Employee's then current compensation.

         An involuntary termination shall include a loss of status in connection with the change in control. A loss of status shall include, but not be limited to: (1) a change in the principal workplace of the Employee to a location outside of Burlington, Iowa; (2) a material reduction in the secretarial or other administrative support of the Employee other than as part of a Association or Mahaska company-wide reduction in staff; (3) a reduction or adverse change in the Employee's





                                     D-1-7
title or decision-making responsibilities; (4) a reduction in the number or seniority of other Association personnel reporting to the Employee, other than as part of an Association or Mahaska company-wide reorganization or reduction in staff, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee; (5) an increase in the number of, or a decrease in the seniority of, the persons (other than the Board of Directors) to whom the Employee must report, other than is normal and customary for a President and Chief Executive Officer, or such other, more senior, capacity as the Employee may be subsequently employed by the Association, of a similarly situated financial institution or financial institution holding company; (6) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Association or Mahaska; and (7) a material increase in the required hours of work or the workload of the Employee.

                   (b) Definitions. For purposes of Sections 8, 9 and 11 of this Agreement, "Date of Termination" means the earlier of (i) the date upon which the Association gives notice to the Employee of the termination of his employment with the Association or (ii) the date upon which the Employee ceases to serve as an Employee of the Association, and "change in control" is defined solely as any acquisition of control (other than by a trustee or other fiduciary holding securities under an employee benefit plan of Mahaska or a subsidiary of Mahaska), as defined in 12 C.F.R. Section 574.4, or any successor regulation, of the Association or Mahaska which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. Section 574.3, or any successor regulation.

                   (c) Compliance with Capital Requirements. Notwithstanding anything in this Agreement to the contrary, no payments may be made pursuant to Section 8 hereof without the prior approval of the OTS if following such payment the Association would not be in compliance with its fully phased-in capital requirements as defined in OTS regulations.

          9. Certain Reduction of Payments by the Association. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Association to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible (in whole or part) by the Association for Federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero, expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Association because of Section 280G of the Code. For purposes of this Section 9, present value shall be determined in accordance with Section 280G(d) (4) of the Code.



                                     D-1-8

                   (b) All determinations required to be made under this Section 9 shall be made by the Association's independent auditors, or at the election of such auditors by such other firm or individuals of recognized expertise as such auditors may select (such auditors or, if applicable, such other firm or individual, are hereinafter referred to as the "Advisory Firm"). The Advisory Firm shall within ten business days of the Date of Termination, or at such earlier time as is requested by the Association, provide to both the Association and the Employee an opinion (and detailed supporting calculations) that the Association has substantial authority to deduct for federal income tax purposes the full amount of the Agreement Payments and that the Employee has substantial authority not to report on his federal income tax return any excise tax imposed by Section 4999 of the Code with respect to the Agreement Payments. Any such determination and opinion by the Advisory Firm shall be binding upon the Association and the Employee. The Employee shall determine which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Advisory Firm, the Association shall elect which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9 and shall notify the Employee promptly of such election. Within five business days of the earlier of (i) the Association's receipt of the Employee's determination pursuant to the immediately preceding sentence of this Agreement or (ii) the Association's election in lieu of such determination, the Association shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement. The Association and the Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this
         Section 9.

                   (c) As a result of uncertainty in application of Section 280G of the Code at the time of the initial determination by the Advisory Firm hereunder, it is possible that Agreement Payments will have been made by the Association which should not have been made ("Overpayment") or that additional Agreement Payments will not have been made by the Association which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Advisory Firm, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Advisory Firm believes has a high probability of success determines that an overpayment has been made, any such Overpayment paid or distributed by the Association to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Association together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Association if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Advisory Firm, based upon controlling preceding or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall





                                     D-1-9
         be promptly paid by the Association to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

                   (d) Payments Not To Exceed Three Times Annualized Salary. Notwithstanding anything in this Agreement to the contrary, in no event shall the sum of any payment to the Employee under Section 8 of this Agreement and any payments of salary and bonus under Section 6 of this Agreement exceed an amount that is three times the Employee's salary (annualized) as of the date of termination of employment. For this purpose, the amount of payments of salary and bonus to be made in the future under Section 6 shall be determined on a present value basis, and present value shall be determined as provided for in Section 9 of this Agreement.

         10. No Mitigation. The amount of any salary or other payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination, or otherwise.

         11. No Assignments. (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Association will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Association, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Association would be required to perform it if no such succession or assignment had taken place. Failure of the Association to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Association in the same amount and on the same terms as the compensation pursuant to Section 8(a) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                   (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

         12. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Association shall be directed to the attention of the Board of Directors of the



                                     D-1-10

Association with a copy to the Secretary of the Association) or to such other address as either party may have furnished to the other in writing in accordance herewith.

         13. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         15. Severability.. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Iowa.





                                     D-1-11

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     MIDWEST FEDERAL SAVINGS AND LOAN
                                       ASSOCIATION OF EASTERN IOWA


                                     By
                                                        , Chairman of the Board
                                         ---------------



                                     EMPLOYEE


                                     By
                                                         William D. Hassel




                                     D-1-12

                                                                    EXHIBIT D-2


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ______ day of _______________, 199__, by and between MIDWEST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EASTERN IOWA, a federally chartered savings and loan association whose address is 3225 Division Street, Burlington, Iowa 52601, (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 11(a) hereof or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the "Association"), and ROBERT D. MASCHMANN whose residence address is 12916 Flint Bottom Road, Burlington, Iowa (the "Employee").

         WHEREAS, the Employee has served as Executive Vice President and Chief Financial Officer of the Association and Midwest Bancshares, Inc.; and

         WHEREAS, the Association is being merged with and into Mahaska Investment Company ("Mahaska"); and

         WHEREAS, Employee is willing to release any rights which he may have pursuant to his Employment Agreement dated November 10, 1992, upon Closing of the merger in consideration for the execution of this Agreement and payment of the cash which Employee is entitled to receive at Closing; and

         WHEREAS, the Board of Directors of the Association recognizes that the possibility of a change in control of Mahaska or the Association may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Association, Mahaska and its stockholders; and

         WHEREAS, the Board of Directors of the Association desires to provide certain benefits to the Employee following his involuntary termination of employment after a change of control of the Association or Mahaska; and

         WHEREAS, the Board of Directors of the Association believes it is in the best interests of the Association to enter into this Agreement with the Employee in order to assure continuity of management of the Association and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of Mahaska or the Association, although no such change is now contemplated; and

         WHEREAS, the Board of Directors of the Association has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 4 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:


                                   EXHIBIT D
                             (to Merger Agreement)

          1. Employment. The Employee will be employed as Executive Vice President and Chief Financial Officer of the Association, or in such other more senior capacity as the Board of Directors may subsequently determine. As Executive Vice President and Chief Financial Officer, Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Employee's position. The Employee shall continue to devote his best efforts and substantially all his business time and attention to the business and affairs of the Association and its subsidiaries and affiliated companies.

          2. Compensation.

         (a) Salary. The Association agrees to pay the Employee during the term of this Agreement a salary established by the Board of Directors. The salary hereunder as of the Commencement Date (as defined in Section 4 hereof) shall be $94,500. The salary provided for herein shall be payable in cash not less frequently than bi-monthly in accordance with the practices of the Association; provided, however, that no such salary is required to be paid by the terms of this Agreement in respect of any month or portion thereof subsequent to the termination of this Agreement, and provided further, that the amount of such salary shall be reviewed by the Association not less often than annually and may be increased (but not decreased) from time to time in such amounts as the Board of Directors in its discretion may decide, subject to the customary withholding tax and other employee taxes as required with respect to compensation paid by a corporation to an employee.

         (b) Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Association in discretionary bonuses as authorized and declared by the Board of Directors of the Association to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors. Association agrees to maintain a comparable bonus program to the program maintained by Mahaska for its executive employees and the executive employees of its subsidiaries.

         (c) Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with policies and procedures at least as favorable to the Employee as those presently applicable to the senior executive officers of the Association) in performing services hereunder, provided that the Employee properly accounts therefor in accordance with Association policy.

          3. Benefits.

         (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate equitably in, and receive benefits under, all plans relating to stock options, stock purchases, pension, thrift, profit-sharing, group life insurance, medical coverage, education, cash or stock bonuses, and other retirement or employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Association's executive employees or for its employees generally.

                                     D-2-2

         (b) Fringe Benefits. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefits which are or may become applicable to the Association's executive employees or to its employees generally, including a reasonable expense account and continued payment by the Association of Employee's dues for membership in the Burlington Golf Club.

         (c) Retirement, Employee Benefit Plans and Fringe Benefits. Association agrees to maintain retirement, employee benefit plans and fringe benefit programs comparable to the programs maintained by Mahaska for its executive employees and the executive employees of its subsidiaries.

          4. Term. The term of employment under this Agreement shall be a period of 36 months commencing on the closing date of the merger (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of employment under this Agreement shall be extended, subject to the next sentence of this paragraph, for a period of one year unless either the Association or the Employee gives contrary written notice to the other not less than 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended. This Agreement will not be automatically extended unless such extension is approved by the Board of Directors of the Association following the Board's review of a formal performance evaluation of the Employee performed by the disinterested members of the Board of Directors of the Association and reflected in the minutes of the Board of Directors. Reference herein to the term of employment under this Agreement shall refer to both such initial term and such extended terms. As of the Commencement Date, that certain Employment Agreement entered into between the Association and Employee dated November 10, 1992, shall terminate and have no further force or effect.

          5. Vacations. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                  (a) During the term of employment under this Agreement, the Employee shall be entitled to an annual paid vacation of four weeks, or, if more favorable to Employee, in accordance with the most favorable plans, policies, programs or practices of the Association and its affiliated companies as in effect for the Association at any time during the six month period immediately preceding the Commencement Date, or as in effect generally at any time thereafter with respect to other senior executives of the association and its affiliated companies;

                  (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee;

                  (c) The Board of Directors shall, solely at the Employee's request, be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors, in its discretion, may determine; and



                                     D-2-3

                  (d) Association agrees to maintain a vacation program comparable to the program maintained by Mahaska for its executive employees and the executive employees of its subsidiaries.

          6. Termination of Employment; Death. (a) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Association's Board of Directors, other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. If the employment of the Employee is involuntarily terminated, other than (i) for "cause" as provided in this Section 6(a) or (ii) by reason of death or disability as provided in Sections 6(c) or 7, or if there occurs a voluntary or involuntary termination of the Employee's employment as defined in Section 8 in connection with or within 12 months after a change in control which occurs at any time during the term of this Agreement as provided in Section 8, the Employee shall be entitled to receive, (i) his then applicable salary for the remaining term of the Agreement as calculated in accordance with Section 4 hereof, payable in such manner and at the times as such salary would have been payable to the Employee under Section 2 had he remained in the employ of' the Association, (ii) his then applicable health insurance benefits for the remaining term of the Agreement as calculated in accordance with Section 4 hereof, and (iii) his bonus determined on an annualized basis for the period commencing on the first day of the fiscal year in which such termination occurs and ending as of the month end closest to date of termination in such fiscal year, which bonus shall be payable at such time as it would have been payable under Section 2(b) had he remained in the employ of the Association.

         The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent. In addition, a material diminution of or interference with the Employee's duties, responsibilities and benefits, including, but not limited to, those events constituting a loss of status as defined in Section 8(b), shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination.

         In case of termination of the Employee's employment for cause, the Association shall pay the Employee his salary through the date of termination, and the Association shall have no further obligation to the Employee under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. For purposes of this Agreement, termination for "cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any material law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Association at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting "cause" as set forth above and specifying the particulars thereof.



                                     D-2-4

         (b) The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days written notice to the Association or upon such shorter period as may be agreed upon between the Employee and the Board of Directors of the Association. In the event of such voluntary termination, except as provided in Section 8 below, the Association shall be obligated to continue to pay the Employee his salary only through the date of termination together with any accrued unpaid vacation pay as of said date, at the time such payments are due, and the Association shall have no further obligation to the Employee under this Agreement.

         (c) Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment under this Agreement by written notice to the Association upon the occurrence, or within thirty (30) days thereafter, if the Employee suffers a loss of status, as defined in Section 8(b) hereof. Upon such termination Employee shall be entitled to receive his salary, and such group medical insurance coverage or reimbursement benefits provided for (and on the same terms as set forth) in Section 3(a) hereof, during the unexpired portion of the term of this Agreement (i.e., excluding any automatic extensions of the term hereof that would otherwise occur pursuant to
Section 4 hereof subsequent to such termination), with such salary to be payable in such manner and at such times as such salary would have been payable to Employee under Section 4 had he remained in the employ of the Association. Except as set forth in the preceding sentence, Employee shall have no right to receive any other payments or benefits under this Agreement for any periods after the date of such termination.

         (d) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Association the salary of the Employee through the last day of the calendar month in which his death shall have occurred together with Employee's unused vacation and sick leave, and the term of employment under this Agreement shall end on such last day of the month.

         (e) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(3); (g)(1) (as amended from time to time), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of the obligations which were suspended.

         (f) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4); (g)(1) (as amended from time to time), all obligations of the Association under this Agreement shall terminate, as of the effective date of the order, but vested rights of the Employee shall not be affected.

         (g) If the Association becomes in default (as defined in Section 3(x)(1) of the FDIA, 12 U.S.C. Section 1813(x)(1) (as amended from time to time)), all obligations under this Agreement shall





                                     D-2-5
terminate as of the date of default, but this provision shall not affect any vested rights of the Employee.

         (h) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the OTS or his or her designee at the time the Federal Deposit Insurance corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA, 12 U.S.C. Section 1823(c) (as amended from time to time); or (ii) by the Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the Employee that have already vested, however, shall not be affected by any such action.

         (i) In the event the Association purports to terminate the Employee for cause, but it is determined by a court of competent jurisdiction that cause did not exist for such termination, or if in any event it is determined by any such court that the Association has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

          7. Disability. If Employee shall become disabled or incapacitated to the extent that he is unable to perform the duties of Executive Vice President and Chief Financial Officer, and if such disability or incapacity shall have continued for a period of ninety (90) consecutive days or longer, or if a physician selected by the Board of Directors of the Association shall examine Employee and shall state in writing that in his professional opinion such disability or incapacity is likely to continue for a period of ninety (90) consecutive days or longer after such opinion, then in either such event the Board of Directors may terminate this Agreement upon written notice to Employee. Upon termination under this Section 7, Employee shall be entitled to receive during the unexpired portion of the term of this Agreement (i.e., excluding any automatic extensions of the term hereof that would otherwise occur pursuant to
Section 4 hereof subsequent to such termination):

                   (a) seventy-five percent (75%) of his salary less the amount of any disability payments received by Employee during such period on account of disability insurance maintained for Employee's benefit by the Association at the Association's expense, with the reduced salary to be payable in such manner and at such times as such salary would have been payable to Employee under Section 2 had he remained in the employ of the Association; and

                   (b) such group medical insurance coverage or reimbursement benefits provided for (and on the same terms as set forth) in Section 3(a) hereof.

Except as set forth in the preceding sentence, Employee shall have no right to receive any other payments or benefits under this Agreement for any periods after the date of such termination other






                                     D-2-6
than pursuant to any disability benefits of the type provided for executive employees of the Association, if any.

          8. Change in Control.

         (a) Involuntary Termination. If both (i) a change of control has occurred and (ii) the Employee's employment is involuntarily terminated (other than for cause or pursuant to any of Sections 6(c) through 6(g) or Section 7 of this Agreement) in connection with or within 12 months after such change in control during the term of employment under this Agreement, the Association shall pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination (as hereinafter defined) of employment an amount equal to 299 percent of the Employee's then current compensation.

         An involuntary termination shall include a loss of status in connection with the change in control. A loss of status shall include, but not be limited to: (1) a change in the principal workplace of the Employee to a location outside of Burlington, Iowa; (2) a material reduction in the secretarial or other administrative support of the Employee other than as part of a Association or Mahaska company-wide reduction in staff; (3) a reduction or adverse change in the Employee's title or decision-making responsibilities; (4) a reduction in the number or seniority of other Association personnel reporting to the Employee, other than as part of an Association or Mahaska company-wide reorganization or reduction in staff, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee; (5) an increase in the number of, or a decrease in the seniority of, the persons (other than the Board of Directors) to whom the Employee must report, other than is normal and customary for a Executive Vice President and Chief Financial Officer, or such other, more senior, capacity as the Employee may be subsequently employed by the Association, of a similarly situated financial institution or financial institution holding company; (6) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Association or Mahaska; and (7) a material increase in the required hours of work or the workload of the Employee.

         (b) Definitions. For purposes of Sections 8, 9 and 11 of this Agreement, "Date of Termination" means the earlier of (i) the date upon which the Association gives notice to the Employee of the termination of his employment with the Association or (ii) the date upon which the Employee ceases to serve as an Employee of the Association, and "change in control" is defined solely as any acquisition of control (other than by a trustee or other fiduciary holding securities under an employee benefit plan of Mahaska or a subsidiary of Mahaska), as defined in 12 C.F.R. Section 574.4, or any successor regulation, of the Association or Mahaska which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. Section 574.3, or any successor regulation.

         (c) Compliance with Capital Requirements. Notwithstanding anything in this Agreement to the contrary, no payments may be made pursuant to Section 8 hereof without the prior approval of the OTS if following such payment the Association would not be in compliance with its fully phased-in capital requirements as defined in OTS regulations.

                                     D-2-7

          9. Certain Reduction of Payments by the Association. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Association to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible (in whole or part) by the Association for Federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero, expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Association because of Section 280G of the Code. For purposes of this Section 9, present value shall be determined in accordance with Section 280G(d) (4) of the Code.

         (b) All determinations required to be made under this Section 9 shall be made by the Association's independent auditors, or at the election of such auditors by such other firm or individuals of recognized expertise as such auditors may select (such auditors or, if applicable, such other firm or individual, are hereinafter referred to as the "Advisory Firm"). The Advisory Firm shall within ten business days of the Date of Termination, or at such earlier time as is requested by the Association, provide to both the Association and the Employee an opinion (and detailed supporting calculations) that the Association has substantial authority to deduct for federal income tax purposes the full amount of the Agreement Payments and that the Employee has substantial authority not to report on his federal income tax return any excise tax imposed by Section 4999 of the Code with respect to the Agreement Payments. Any such determination and opinion by the Advisory Firm shall be binding upon the Association and the Employee. The Employee shall determine which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Advisory Firm, the Association shall elect which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9 and shall notify the Employee promptly of such election. Within five business days of the earlier of (i) the Association's receipt of the Employee's determination pursuant to the immediately preceding sentence of this Agreement or (ii) the Association's election in lieu of such determination, the Association shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement. The Association and the Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this Section 9.

         (c) As a result of uncertainty in application of Section 280G of the Code at the time of the initial determination by the Advisory Firm hereunder, it is possible that Agreement Payments will have been made by the Association which should not have been made ("Overpayment") or that additional Agreement Payments will not have been made by the Association which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Advisory Firm, based upon the assertion by the Internal




                                     D-2-8

Revenue Service against the Employee of a deficiency which the Advisory Firm believes has a high probability of success determines that an overpayment has been made, any such Overpayment paid or distributed by the Association to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Association together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Association if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Advisory Firm, based upon controlling preceding or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Association to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

         (d) Payments Not to Exceed Three Times Annualized Salary. Notwithstanding anything in this Agreement to the contrary, in no event shall the sum of any payment to the Employee under Section 8 of this Agreement and any payments of salary and bonus under Section 6 of this Agreement exceed an amount that is three times the Employee's salary (annualized) as of the date of termination of employment. For this purpose, the amount of payments of salary and bonus to be made in the future under Section 6 shall be determined on a present value basis, and present value shall be determined as provided for in
Section 9 of this Agreement.

         10. No Mitigation. The amount of any salary or other payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination, or otherwise.

         11. No Assignments. (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Association will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Association, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Association would be required to perform it if no such succession or assignment had taken place. Failure of the Association to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Association in the same amount and on the same terms as the compensation pursuant to Section 8(a) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

         (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had





                                     D-2-9
continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

         12. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Association shall be directed to the attention of the Board of Directors of the Association with a copy to the Secretary of the Association) or to such other address as either party may have furnished to the other in writing in accordance herewith.

         13. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Iowa.




                                     D-2-10

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     MIDWEST FEDERAL SAVINGS AND LOAN
                                       ASSOCIATION OF EASTERN IOWA


                                     By
                                                        , Chairman of the Board
                                         ---------------



                                     EMPLOYEE


                                     By
                                                            Robert D. Maschmann






                                     D-2-11

                                    EXHIBIT E

                          OPINION OF COUNSEL TO MAHASKA



                              _______________, 1999



Midwest Bancshares, Inc.                            Mahaska Investment Company
Burlington, Iowa                                    Oskaloosa, Iowa


         Re:       Agreement and Plan of Merger by and between
             Mahaska Investment Company and Midwest Bancshares, Inc.
             -------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Mahaska Investment Company, an Iowa corporation ("Mahaska"), in connection with the acquisition (the "Acquisition") by Mahaska of Midwest Bancshares, Inc., a Delaware corporation (the "Seller"), pursuant to the Agreement and Plan of Merger, dated February 2, 1999 (the "Agreement"), by and between Mahaska and the Seller. We render this opinion pursuant to Section 7.2 of the Agreement.

         In rendering the opinions set forth herein, we have examined originals or copies of such corporate records of Mahaska, such laws and the originals or copies of such other records, agreements, instruments, certificates and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of certificates submitted to us by officers and representatives of Mahaska. In addition, with respect to the opinions as to the due execution and binding nature of the Agreement, we have assumed the due execution and delivery of such agreements by all parties thereto other than Mahaska. In rendering our opinion, we have relied upon certificates of corporate officers of Mahaska as to certain factual matters material to such opinion, and upon certificates of public officials. Capitalized terms not defined herein shall be defined as in the Agreement. Whenever our opinion with respect to the existence or absence of facts is indicated to be based upon our knowledge, we are referring to the actual knowledge of the Chapman and Cutler attorneys who have represented Mahaska in matters that are the subject of this opinion. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Mahaska.

         Based upon and subject to the foregoing, we are of the opinion that:

         (a) Mahaska is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, and is duly qualified to do business and in good standing in all jurisdictions where the ownership or leasing of their respective properties or the conduct of its business requires Mahaska to be so qualified. Mahaska is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

         (b) Mahaska possesses all corporate power to own and operate its properties and to carry out its business as and where the same are now being conducted.

         (c) Mahaska has the corporate power and authority to enter into and deliver the Agreement and to carry out its obligations thereunder.

         (d) The Agreement has been duly authorized by all necessary corporate action of the Board of Directors of Mahaska and such Agreement constitutes a valid and binding obligation of Mahaska that is enforceable against Mahaska in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

         (e) The execution, delivery and performance by Mahaska of the Agreement, or the consummation of the Acquisition, or compliance by Mahaska with any of the provisions of the Agreement will not (i) violate, conflict with or result in a breach of any of the provisions of, or constitute a default (or event which, with notice or the lapse of time, or both, would constitute a default) under, or result in the termination of, or result in the right to termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties of Mahaska under any of the terms, conditions or provisions of (A) the articles of incorporation or by-laws of Mahaska, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mahaska or any of its properties or assets may be subject, or (ii) to the best of our knowledge, violate any judgment, ruling, order writ, injunction, decree, statute, rule or regulation applicable to Mahaska, or any of its properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or liens which would not have a Material Adverse Effect on Mahaska.

         (f) Except as received prior to the date hereof, no notice to, filing with, exemption or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mahaska of the Acquisition as contemplated by the Agreement, other than the filing and approval, as the case may be, of certificates of merger by the Secretaries of State of the States of Iowa and Delaware.

         (g) To the best of our knowledge, the authorized and issued capital of Mahaska consists of 20,000,000 shares, $5.00 par value of Mahaska common stock ("Mahaska Common Stock"), of which, as of _______________, 1999, _________
shares were issued and _________ shares were outstanding. As of _________________, 1999, Mahaska had reserved _________ shares of Mahaska Common Stock for issuance under the Mahaska stock option and incentive plans. To the best of our knowledge, from the date of the Agreement through the date hereof, no equity securities of Mahaska have been issued, excluding any shares of Mahaska Common Stock which may have been issued under the Mahaska stock option and incentive plans. To the best of our knowledge, and except as set forth above, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Mahaska, or contracts, commitments, understandings or arrangements by which Mahaska is or may become bound to issue additional shares of capital stock, or options, warrants or rights to purchase or acquire any additional shares of capital stock of Mahaska. To the best of our knowledge, all of the issued and outstanding shares of Mahaska Common Stock are validly issued, fully paid and nonassessable by Mahaska and none of such shares have been issued in violation of any preemptive or similar right of any shareholder of Mahaska. The shares of Mahaska Common Stock issued pursuant to the Agreement are duly authorized, validly issued, fully paid and nonassessable by Mahaska, and none of such shares are subject to preemptive or other similar rights.

         (h) To the best of our knowledge, Mahaska is not the subject of any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Acquisition.

         (i) To the best of our knowledge, there is no litigation, proceeding or controversy before any court or governmental agency, whether federal, state or local, pending or threatened, that is likely to have a Material Adverse Effect on Mahaska.

         The opinions expressed herein by the undersigned are expressly limited to the laws of the United States of America and the corporate laws of the State of Iowa. We assume no responsibility as to the applicability or the effect of the laws of any other domestic or foreign jurisdiction on the subject transactions.

         This opinion is being rendered solely for the benefit of the addressees hereof and is not to be used or relied upon by any other person without our prior written consent. We expressly disavow any obligation to update this letter in the future.

                                                       Respectively submitted,




MCBoba




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